Exhibit 10.7

FOURTH AMENDED AND RESTATED
CHAMPION LABORATORIES
PENSION PLAN

As Amended and Restated
Effective as of January 1, 1997
(Except as otherwise set forth herein)

FOURTH AMENDED AND RESTATED
CHAMPION LABORATORIES
PENSION PLAN

v

ARTICLE I

Purpose

          Effective as of January 1, 1972, Pyroil Company, a Delaware corporation, adopted the Pyroil-Champion Pension Plan (the “Champ Plan”), a defined benefit pension plan, for the exclusive benefit of its eligible employees. On July 31, 1974, Pyroil Company merged with Champion Laboratories, Incorporated, a Connecticut corporation to form Champion Laboratories, Inc., a Delaware Corporation. On June 20, 1975, Chalab, Inc., a Delaware corporation (the “Employer”), acquired certain of the assets of Champion Laboratories, Inc. and, in connection therewith, agreed to establish the Chalab Pension Plan (the “Chalab Plan”), a defined benefit pension plan, for the exclusive benefit of the participants in the Champ Plan as of June 19, 1975, and its eligible employees.

          Effective as of January 1, 1976, the Chalab Plan was amended and restated in its entirety by the Employer as the Amended and Restated Champion Laboratories Pension Plan (the “Amended Plan”) for the purpose of incorporating into a single document all pre-1976 amendments to the Chalab Plan and new amendments required in order to comply with the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) without adversely affecting the benefits paid to or accrued on behalf of any Participant.

          Effective January 1, 1985, the Employer and Luber-Finer, Incorporated, a Delaware corporation (“Luber-Finer”), amended and restated the Amended Plan in its entirety as the Second Amended and Restated Champion Laboratories and Luber-Finer Pension Plan (the “1985 Plan”) for the purpose of incorporating into a single document both all prior amendments to the Amended Plan and those additional amendments required in order for the 1985 Plan to assume the pensions previously provided under the Amended and Restated Luber-Finer, Incorporated Pension Plan (the “Luber-Finer Plan”) and to comply with the applicable provisions of the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984, all without adversely affecting the benefits paid to or accrued on behalf of any Participant.

          Effective January 1, 1993, Luber-Finer, Inc. was merged into Champion Laboratories, Inc.

          The 1985 Plan was amended and restated in its entirety as the Third Amended and Restated Champion Laboratories Pension Plan (the “1989 Plan”) for the purpose of incorporating into a single document both all amendments to the 1985 Plan which had previously been made and new amendments required in order to comply with the applicable provisions of the Tax Reform Act of 1986 and subsequent legislation without adversely affecting the benefits paid to or accrued on behalf of any Participant.

          The 1989 Plan is hereby amended and restated in its entirety as the Fourth Amended and Restated Champion Laboratories Pension Plan (the “Plan”) effective as of January 1, 1997; and such other dates as are provided herein, in order to comply with changes in law. This amendment and restatement also includes amendments adopted through December 31, 2001, including amendments intended to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001.

          The provisions of the Plan shall apply only to a Participant who retires or otherwise terminates his employment on or after January 1, 1997 (the “Effective Date”). Except as otherwise specifically provided herein, a former Participant’s eligibility for benefits and the amount of benefits, if any, payable to or on behalf of a former Participant shall be determined in accordance with the provisions of either the Champ Plan, the Chalab Plan, the Amended Plan, the Luber-Finer Plan, the 1985 Plan or the 1989 Plan, as the case may be, as was in effect on the date that his employment terminated. Notwithstanding the foregoing, any provision of the Plan that is required to have an earlier effective date in order to continue the Plan’s qualified status under Section 401(a) of the Code shall be effective as of such earlier date.

ARTICLE II

Definitions

          When used herein, the following words and terms shall have the respective meanings hereinafter set forth, unless a different meaning is clearly required by the context. Whenever appropriate, words used in the singular shall be deemed to include the plural, and vice versa, and the masculine gender shall be deemed to include the feminine gender, and vice versa, unless a different meaning is clearly required by the context.

          2.1 Accrued Benefit. The monthly amount payable to a Participant at his Normal Retirement Age as determined in accordance with the provisions of Section 6.2, considering the Participant’s years of Continuous Employment and his Compensation at the date of determination.

          2.2 Actuarial (or Actuarially) Equivalent. Equality in present value in the aggregate amounts expected to be received under different forms of payment, based on actuarial assumptions selected, from time to time, by an actuary. The actuarial assumptions used in the Plan are set forth in Exhibit A attached hereto and made a part hereof. In the event that the actuarial assumptions set forth in Exhibit A shall be changed, the Actuarial Equivalent of a Participant’s Accrued Benefit on or after the date of such amendment shall be equal to the greater of (a) the Actuarial Equivalent of his Accrued Benefit as of such date computed on the basis of the prior actuarial assumptions or (b) the Actuarial Equivalent of his Accrued Benefit as of the date of the Participant’s Retirement computed on the basis of the new actuarial assumptions.

          2.3 Anniversary Date. The last day of each Plan Year.

          2.4 Beneficiary. Any person (natural or otherwise) entitled to receive any benefits which may become payable upon or after a Participant’s death.

          2.5 Benefit Commencement Date. The date on which the payment of a Participant’s benefit commences, as determined in accordance with the provisions of Section 7.7.

          2.6 Board. The Board of Directors of Champion Laboratories, Inc.

          2.7 Break in Service.

          (a) Except as otherwise provided under paragraphs (b) and (c), a period of one or more consecutive Plan Years during which an Employee has not completed more than five hundred (500) Hours of Service with the Employer, the Company and all Related Companies. An Employee shall not incur a Break in Service solely because he fails to complete more than five hundred (500) Hours of Service with the Company and all Related Companies during the twelve (12) month computation period beginning on his employment commencement date.

          (b) Notwithstanding the provisions of paragraph (a), a Plan Year shall not be included in a Break in Service if the sum of the Employee’s Hours of Service completed during such Plan Year plus the Employee’s Childbirth Leave Hours (as hereinafter defined) attributable to such Plan Year exceeds five hundred (500).

          (c) Notwithstanding the provisions of paragraph (a), a Plan Year shall not be included in a Break in Service if the Employee would have completed at least five hundred (500) Hours of Service but for a Leave of Absence as the result of Qualified Military Service, or a Leave of Absence to which the Employee is entitled under the Family and Medical Leave Act of 1993, provided that such Employee returns to the Company within the period of time required for his re-employment rights to be protected by applicable law.

          2.8 Childbirth Leave Hours.

          (a) An Employee’s Childbirth Leave Hours shall be the number of Hours of Service (but not in excess of five hundred one (501) for any one continuous period of absence) which the Employee would have completed but for the fact that the Employee is absent from the employment of the Employer, the Company, and all Related Companies: (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement; provided, however, that in the case of any Employee with respect to whom it is not possible to determine the number of Hours of Service which such Employee would have completed but for such absence, such Employee shall be credited with eight (8) Childbirth Leave Hours for each work day of such absence; and further provided that an hour which is considered an Hour of Service under Section 2.21(a)(2) shall not also be considered a Childbirth Leave Hour.

          (b) All Childbirth Leave Hours for any period of absence shall be attributed to the Plan Year during which such period off absence begins if the result of such attribution is to prevent such Plan Year from being considered a Break in Service; otherwise, all Childbirth Leave Hours shall be attributed to the immediately following Plan Year.

          (c) The Committee shall adopt regulations under which an Employee may be required to furnish reasonable information on a timely basis establishing the number of Childbirth Leave Hours to which such Employee is entitled with respect to any period of absence from employment, and any Employee who fails to furnish such information with respect to any period of absence shall not be credited with any Childbirth Leave Hours for such period of absence.

          2.9 Code. The Internal Revenue Code of 1986, as now in effect or as hereafter amended, and any regulation issued pursuant thereto by the Internal Revenue Service.

          2.10 Committee. The Administrative Committee appointed by the Board pursuant to the provisions of Article IX to administer the Plan.

          2.11 Company. UIS, Inc. (formerly known as United Industrial Syndicate, Inc.), a New York corporation, or any predecessor or successor to it. Anything to the contrary notwithstanding, a mere change in the identity, form or organization of the Company shall not affect its status under the Plan in any manner and, if the corporate name of the Company is hereafter changed, all references herein to the Company shall be deemed to refer to the Company as it is then known.

          2.12 Compensation.

          (a) Except as otherwise provided in paragraph (b), all amounts paid or accrued during the Plan Year by the Employer, the Company and all Related Companies to or for the benefit of an Employee as remuneration for personal services rendered, but excluding expense allowances and contributions to any employee benefit plan (other than contributions made by the Employer, Company or Related Company to an employee benefit plan for the benefit of the Employee pursuant to a cash or deferred arrangement described in Code Section 401(k), a cafeteria plan described in Code Section 125 or, effective January 1, 1998, any elective amounts excludable from gross income under Code Section 132(f)(4)).

          (b) For purposes of determining a Participant’s Accrued Benefit, the Compensation which shall be taken into consideration in any Plan Year (including Plan Years prior to the Effective Date) shall not exceed One Hundred Sixty Thousand Dollars ($160,000), or, effective January 1, 2002, Two Hundred Thousand Dollars ($200,000), as adjusted pursuant to Section 401(a)(17) of the Code.

          (c) For purposes of both Sections 2.12(a) and 2.12(b), a Participant who is reemployed following Qualified Military Service shall be deemed to receive Compensation during such Qualified Military Service based on the rate of pay the Participant would have received during such Qualified Military Service, or if such rate is not reasonably certain, based on his average Compensation during the twelve month period (or, if shorter, the total period of employment) immediately preceding the Qualified Military Service.

          2.13 Continuous Employment. The period of a Participant’s employment which is considered in the determination of both his eligibility for benefits under the Plan and the amount of benefits payable to or on his behalf under the Plan, as determined pursuant to the provisions of Article IV.

          2.14 Disability. A physical or mental condition which totally and presumably permanently prevents a Participant from engaging in any substantially gainful occupation or employment for wage or profit as a result of bodily injury or disease, either occupational or non-occupational in cause. Disability shall be presumed to be present if the Participant receives disability benefits under the Social Security Act. A determination of Disability pursuant to the provisions of the Plan shall not be construed to be an admission of disability by the Employer in regard to any other claim of disability brought by the Employee against the Employer.

          2.15 Effective Date. January 1, 1997 (except as otherwise set forth herein).

          2.16 Employee. Any person employed by and receiving Compensation for services rendered to the Employer, the Company or any Related Company. The term “Employee” shall also include any person (a “Leased Employee”) who performs services for the Employer, the

Company or any Related Company under the primary direction or control of the Employer, the Company or any Related Company on a substantially full-time basis pursuant to an agreement between the Employer, the Company or such Related Company and any third person (the “Leasing Organization”), unless:

          (a) the Leased Employee is covered by a money purchase pension plan maintained by the Leasing Organization and providing for contributions equal to at least ten percent (10%) of the Leased Employee’s compensation (without regard to integration with Social Security) providing for full and immediate vesting of all such contributions and, providing that each employee of the Leasing Organization (other than employees who perform substantially all of their services for the Leasing Organization) immediately participate in such plan (other than employees whose compensation from the Leasing Organization for each of the plan years in the four plan year period ending with the plan year under determination is less than One Thousand Dollars ($1,000)); and

          (b) persons who would be Leased Employees but for this sentence do not comprise more than twenty percent (20%) of the number of Employees (excluding Leased Employees) who have performed services for the Employer, the Company or a Related Company on a substantially full-time basis for at least one year and persons who would be Leased Employees but for this sentence, excluding in each case any Highly Compensated Employee.

          For purposes of Article III, a Leased Employee shall not be considered to be an Employee until he has provided such services to the Employer, the Company or a Related Company for at least one year, but thereafter the Leased Employee’s Years of Service and years of Continuous Employment shall be determined on the basis of the entire period that the Leased Employee has performed services for any such persons. Solely for purposes of the definition of Leased Employee, the term “Related Company” should also include any person related to the Employer, the Company or a Related Company within the meaning of Section 144(a)(3) of the Code.

          2.17 Employer. Champion Laboratories, Inc. (formerly known as Chalab, Inc.) a Delaware corporation which is a subsidiary of the Company, or any predecessor or successor to it. The term “Employer” shall also include (i) Luber-Finer, Incorporated, a Delaware corporation (“Luber-Finer”), which is also a subsidiary of the Company, and any predecessor or successor to Luber-Finer and any other corporation that adopts the Plan for the exclusive benefit of its eligible employees. Anything to the contrary notwithstanding, a mere change in the identity, form or organization of the Employer shall not affect its status under the Plan in any manner and, if the corporate name of the Employer is hereafter changed, all references herein to the Employer shall be deemed to refer to the Employer as it is then known.

          2.18 Entry Date. The first day of each calendar month during the Plan Year.

          2.19 ERISA. The Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended, and any regulation issued pursuant thereto by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation.

          2.20 Highly Compensated Employee.

          (a) Except as otherwise provided in this Section 2.20, any Employee who either:

(i) at any time during the Plan Year or the immediately preceding Plan Year owned more than five percent, by voting power or value, of the outstanding stock of an Employer or a Related Company that is a corporation, or owned more than five percent of the capital or profits interest in an Employer or a Related Company that is not a corporation; or

(ii) in the immediately preceding Plan Year received Compensation in excess of $80,000 (as adjusted pursuant to Section 414(q)(1) of the Code for the preceding Plan Year) and, if the Administrator so elects, was a member for such preceding Plan Year of the Top Paid Group (as defined in paragraph (b)).

          (b) For any Plan Year, the Top Paid Group shall consist of the group consisting of the top twenty percent (20%) of Employees when ranked on the basis of Compensation paid during such Plan Year. For purposes of this paragraph (b), there shall be excluded: Employees who have not completed six (6) months of service, Employees who normally work less than seventeen and one-half (17 1/2) Hours of Service per week; Employees who normally work during not more than six (6) months during any Plan Year; and Employees who have not attained the age of twenty-one (21).

          (c) A former Employee shall be treated as a Highly Compensated Employee if he was a Highly Compensated Employee either when his employment was terminated or at any time after attaining age fifty-five (55).

          (d) A nonresident alien who receives no earned income (within the meaning of Section 91l(d)(2) of the Code) which constitutes income form sources within the United States (within the meaning of Section 861(a)(3) of the Code) from the Employer, the Company or any Related Company during any Plan Year shall not be considered an Employee for such Plan Year for any purpose of this Section 2.20.

          (e) The purpose of this Section 2.20 is to conform to the definition of “highly compensated employee” set forth in Section 414(q) of the Code, which is incorporated herein by reference, and to the extent that this Section 2.20 shall be inconsistent with Section 414(q) of the Code, either by excluding Employees who would be classified as “highly compensated employees” thereunder or by including Employees who would not be so classified, the provisions of Section 414(q) of the Code shall govern and control. This definition incorporates an election to use the “calendar year method” of determining highly compensated employees as provided by Treasury Regulations Section 1.414(q)-1T, Q&A 14(b). The Committee may revoke such elective and may make any other elective adjustment to the definition of Highly Compensated Employee permitted by Section 414(q) of the Code, including specifically use of the simplified method provided in Revenue Procedure 93-42 (with or without snapshot day testing) and, and the elections referred to in the last sentence of Section 414(q)(8) and in Section 414(q)(12), in accordance with Treasury Regulations or other administrative procedures issued thereunder.

          2.21 Hour of Service.

          (a) Each Employee shall be credited with an Hour of Service for:

(1) Each hour for which he is directly or indirectly paid or entitled to payment by the Employer, the Company or any Related Company for the performance of duties. These hours shall be credited to the Employee for the computation period (or periods) during which the duties are performed. An Employee for whom the Company does not maintain records which would permit it to determine accurately the actual number of Hours of Service performed by such Employee shall be credited with the following number of Hours of Service for each payroll period during which he completes at least one Hour of Service:

(i) Forty-five (45) Hours of Service for each weekly payroll period;

(ii) Ninety (90) Hours of Service for each biweekly payroll period;

(iii) Ninety-five (95) Hours of Service for each semi-monthly payroll period; and

(iv) One hundred ninety (190) Hours of Service for each monthly payroll period.

Hours of Service credited to a payroll period which includes an Anniversary Date shall be credited entirely to the Plan Year commencing on the date following such Anniversary Date. An Employee who is not compensated on the basis of a regular payroll period shall be credited with ten (10) Hours of Service for each day on which he completes at least one hour of Service.

(2) Each hour (up to a maximum of five hundred one (501) hours in any one continuous period) for which he is directly or indirectly paid or entitled to payment by the Employer, the Company or any Related Company on account of a period during which no duties are performed, such as vacation or sickness. These hours shall be credited to the Employee for the computation period (or periods) during which payment is made or amounts payable to the Employee become due. For purposes of this paragraph (a)(2), payment made to an Employee under an insurance policy or trust fund to which an employer contributes shall be deemed to have been paid by such employer, but no Hours of Service shall be credited for periods during which an Employee receives payments under a plan maintained solely for the purpose of complying with an applicable worker’s compensation, unemployment compensation or disability insurance law, or payments which solely reimburse the Employee for medical or medically related expenses.

(3) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer, the Company or any Related Company. These hours shall be credited to the Employee for the computation period (or periods) during which the award, agreement or payment pertains rather than the computation period (or periods) during which the award, agreement or payment was made.

          (b) Anything in this Section 2.21 to the contrary notwithstanding, an Employee shall be credited with Hours of Service during any Leave of Absence, other than a Leave of Absence occurring as the result of Qualified Military Service, for a maximum of one year. An Employee who is given a Leave of Absence by reason of Qualified Military Service shall be credited with Hours of Service throughout such Leave of Absence.

          (c) An Hour of Service may be credited under either paragraph (a) or paragraph (b) above, whichever results in the greater credit, but may not be credited more than once.

          2.22 Key Employee.

          (a) Each Employee who, at any time during the Key Employee Test Period, is or was:

(i) An officer of the Employer, the Company or any Related Company whose Top-Heavy Compensation (as defined in paragraph (g)) exceeds fifty percent (50%) of the annual defined benefit dollar limitation set forth in Section 415(b)(1)(A) of the Code; or

(ii) A shareholder of the Employer who owns at least one-half percent (.5%) of the stock of the Employer and whose Top-Heavy Compensation exceeds the annual defined contribution dollar limitation set forth in Section 415(c)(1)(A) of the Code, unless at least ten (10) other Employees whose Top-Heavy Compensation exceeds the annual defined contribution dollar limitation set forth in Section 415(c)(1)(A) of the Code own or owned during any Year in the Key Employee Test Period a percentage share of the stock of the Employer which is greater than such shareholder’s percentage share; or

(iii) A shareholder who owns more than five percent (5%) of the stock of the Employer; or

(iv) A shareholder who owns more than one percent (1%) of the stock of the Employer and whose Top-Heavy Compensation for any Year in which he owns such percentage exceeds One Hundred Fifty Thousand Dollars ($150,000).

Commencing January 1, 2002, the term Key Employee shall mean an Employee who is described in subparagraph (a)(i), (a)(iii), or (a)(iv) in the Plan Year (without regard to whether he was so described in the four prior Plan Years), and subparagraph (a)(ii) shall no longer apply. Moreover, an officer shall be described in paragraph (a)(i) if and only if his Top-Heavy Compensation for the Plan Year is at least $130,000, as adjusted for cost of living increases.

          (b) For purposes of subparagraph (a)(i), the number of Employees classified as Key Employees solely because they are officers shall not exceed the greater of (i) three (3) or (ii) ten percent (10%) of the largest number of Employees during any of the Plan Years in the Key Employee Test Period; provided, however, that in no event shall such number exceed fifty (50). If more than such number of Employees would otherwise be classified as Key Employees by reason of being officers, the Employees classified as Key Employees by reason of being officers shall be those officers who had the highest Top-Heavy Compensation during any of the Plan Years in the Key Employee Test Period during which they were officers.

          (c) For purposes of subparagraph (a)(ii), in the event that two or more Employees own the same percentage share of the stock of the Employer, the Employee who had the highest Top-Heavy Compensation of such Employees for the Year during the Key Employee Test Period in which his Top-Heavy Compensation was the highest and in which he owned such interest in the Employer for part of the Plan Year shall be treated as owning the largest percentage share of the stock of the Employer. If an Employee’s percentage interest in the stock of the Employer changes during a Plan Year, his interest for such Plan Year shall be the highest percentage he held at any time during such Plan Year.

          (d) For purposes of this Section, an Employee who owns a percentage of the stock of the Company or a Related Company shall be deemed to own the same percentage of the stock of the Employer. An Employee shall be considered to own any stock of a corporation which would be attributed to him under Section 318 of the Code (as modified by substituting “five percent” for “50 percent” in Section 318(a)(2) of the Code). In the case of a corporation which has issued more than one class of stock, the applicable test shall be satisfied if the Employee’s stock ownership meets the test on the basis of either the value or the voting power of the stock. In the case of a Related Company which is not a corporation, such tests shall be applied in accordance with regulations promulgated under Section 4l6(i)(1)(B)(iii)(II) of the Code.

          (e) Any Employee who meets any of the tests set forth in paragraph (a) as of any Top-Heavy Determination Date shall continue to be a Key Employee for the remainder of the Key Employee Test Period, commencing with the Plan Year which includes such Top-Heavy Determination Date, whether or not he remains an Employee, and, if such Employee dies during such Key Employee Test Period, his Beneficiaries shall be classified as Key Employees for the balance of such Key Employee Test Period, unless such Employee is a Key Employee solely by reason of paragraph (a)(i) and is subsequently excluded from the group of officers having the highest Top-Heavy Compensation by reason of the limitation set forth in paragraph (b) in subsequent Years or solely by reason of paragraph (a)(ii) and is subsequently excluded from the group of the ten (10) Employees owning the largest percentage shares of the stock of the Employer in subsequent Plan Years.

          (f) The purpose of this Section 2.22 is to conform to the definition of “key employee” set forth in Section 416(i)(1) of the Code, which is incorporated herein by reference, and to the extent that this Section 2.22 shall be inconsistent with Section 416(i)(1) of the Code either by excluding Employees who would be classified as “key employees” thereunder or by including Employees who would not be so classified, the provisions of Section 416(i)(1) of the Code shall govern and control.

          (g) An Employee’s Top-Heavy Compensation for any Year shall be the amount of taxable wages reported on Form W-2 as paid to such Employee by the Employer and all Related Companies for the calendar year which ends in or with such Year, increased by any elective contributions to a cafeteria plan or 401(k) plan that are excluded from the Employee’s income under Section 125 or 402(e)(3) of the Code and, effective January 1, 1998, by any elective amounts not included in the Participant’s gross income pursuant to Section 132(f)(4) of the Code.

          2.23 Key Employee Test Period. For any Plan Year prior to 2002, the period consisting of five (5) Plan Years (or, if fewer, the total number of Plan Years during which the Plan and all other employee plans qualified under Section 401 (a) of the Code maintained by the Employer, the Company or any Related Company have been in effect) ending with the Plan Year which includes the Top-Heavy Determination Date for such Plan Year. Effective January 1, 2002, the Key Employee Test Period shall be the Plan Year.

          2.24 Leave of Absence. Authorized leave of absence, sick or disability leave, Qualified Military Service or any absence with the advance approval of the Employer, the Company or any Related Company; provided, however, that the Employee retires or returns to work for the Employer, the Company or any Related Company within the time specified in his Leave of Absence (or, in the case of Qualified Military Service, within the period provided by law). In granting such leaves, the Employer, the Company and any Related Company shall treat all Employees under similar circumstances alike under rules uniformly and consistently applied.

          2.25 Non-Key Employee. Any Employee who has not been a Key Employee during the Key Employee Test Period.

          2.26 Normal Retirement Age. The sixty-fifth (65th) birthday of a Participant.

          2.27 Normal Retirement Date. The first day of the month coincident with or immediately following the Participant’s Normal Retirement Age.

          2.28 Participant. An Employee who participates in the Plan as provided in Article III.

          2.29 Pension. A series of monthly amounts which are payable to a person who is entitled to receive benefits under the Plan.

          2.30 Plan Year. The twelve (12) month period commencing on January 1 and ending on December 31, on the basis of which the records of the Plan are kept. The limitation year for purposes of Section 415 of the Code shall be the Plan Year.

          2.31 Qualified Domestic Relations Order.

          (a) Except as provided in paragraph (b), any order (including a judgment, a decree or an approval of a property settlement agreement entered by any court) which the Committee determines (i) is made pursuant to any state domestic relations law (including a community property law), (ii) relates to the provision of child support, alimony payments or marital property rights of a spouse, former spouse, child or other dependent of a Participant (an “Alternate Payee”), (iii) creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant under the Plan, and (iv) clearly specifies (A) the name and last known mailing address of the Participant and the name and last known mailing address of each Alternate Payee covered by the order, (B) the amount or percentage of the Participant’s benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined, (C) the number of payments or period to which such order applies, and (D) the employee benefit plan to which such order applies.

          (b) An order shall in no event be considered a Qualified Domestic Relations Order if the Committee determines that such order (i) requires the Plan to provide benefits to Alternate Payees, the actuarial present value of which in the aggregate is greater than the benefits which would otherwise have been provided to the Participant, (ii) requires the Plan to pay benefits to an Alternate Payee, which benefits are required to be paid to a different Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order, or (iii) requires the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, except that a Qualified Domestic Relations Order may require the Trustee to distribute a portion of the Participant’s vested Accrued Benefit prior to the time the Participant has terminated his employment if the Participant is eligible to retire and begin receiving a Pension under any of the provisions of Article V.

          2.32 Qualified Military Service. Service by a Participant or Employee in the armed forces of the United States of a character that entitles the Participant or Employee to reemployment under the Uniformed Services Employment and Reemployment Rights Act of 1994, but only if the Participant or Employee is re-employed during the period following such service in which his right of re-employment is protected by such Act.

          2.33 Related Company. Any trade or business (whether or not incorporated) that is, along with the Company, a member of a controlled group of related entities (as defined in Sections 414(b) and (c) of the Code, as modified for purposes of Sections 6.7 and 6.8 by Section 415(h) of the Code) or a member of an affiliated service group (as defined in Section 414(m) of the Code), or that is otherwise required to be aggregated with the Company by Treasury Regulations issued under Section 414(o) of the Code. Anything to the contrary notwithstanding, a mere change in the identity, form or organization of a Related Company shall not affect its status under the Plan in any manner and, if the corporate name of a Related Company is hereafter changed, all references herein to such Related Company shall be deemed to refer to such Related Company as it is then known.

          2.34 Retirement. Termination of employment for a reason other than death after a Participant has satisfied the requirements for a Pension set forth in Article V. Retirement shall be considered as commencing on the day immediately following a Participant’s last day of employment (or the last day of a Leave of Absence, if later).

          2.35 Top-Heavy Determination Date. The Anniversary Date of the immediately preceding Plan Year.

          2.36 Top-Heavy Year.

          (a) Except as otherwise provided below, a Top-Heavy Year shall be any Plan Year if, as of the Top-Heavy Determination Date for such Plan Year, the present value of the cumulative Accrued Benefits of all Key Employees under the Plan exceeds sixty percent (60%) of the present value of the cumulative Accrued Benefits of all Participants under the Plan.

          (b) Notwithstanding paragraph (a), if as of any Top-Heavy Determination Date the Employer, the Company or any Related Company has adopted any other employee plan qualified under Section 401 (a) of the Code and either (i) a Key Employee participates in the Plan and such other plan or (ii) the Plan or such other plan has satisfied the requirements of either Section 401(a)(4) or Section 410 of the Code only by treating the Plan and such other plan as a single plan, then the Plan Year shall be considered a Top-Heavy Year if and only if the present value of the cumulative Accrued Benefits of all Key Employees under the Plan and the present value of the cumulative benefits accrued by all Key Employees under all such other plans exceeds sixty percent (60%) of the present value of the cumulative benefits accrued by all Participants under the Plan and all such other plans.

          (c) Notwithstanding paragraphs (a) and (b), if as of any Top-Heavy Determination Date the Employer, the Company or any Related Company has adopted any other employee plan qualified under Section 401 (a) of the Code which is not a plan described in paragraph (b), but which plan may be considered as a single plan with the Plan and all plans described in paragraph (b) without causing any of such plans to violate the requirements of either Section 401(a)(4) or Section 410 of the Code, the Plan Year shall not be considered a Top-Heavy Year if the present value of the cumulative Accrued Benefits of all Key Employees under the Plan and the present value of the cumulative benefits accrued by all Key Employees under all plans described in paragraph (b) and all plans described in this paragraph (c) does not exceed sixty percent (60%) of the present value of the cumulative benefits accrued by all Participants under all such plans.

          (d) If any of the plans described in either paragraph (b) or (c) are defined contribution plans (as defined in Section 414(i) of the Code), then the tests set forth in said paragraphs shall be applied by substituting the aggregate account balances under such plans for the present value of the cumulative benefits accrued under such plans. If any of such plans have a determination date (as defined in Section 416(g)(4)(C) of the Code) for purposes of determining top-heavy status which is different from the Top-Heavy Determination Date, the present value of the cumulative benefits accrued (or the aggregate account balances, in the case of a defined contribution plan) in such plan shall be determined as of the determination date for such plan which occurs in the same Plan Year as the Top-Heavy Determination Date.

          (e) For purposes of this Section 2.36, the present value of a Participant’s Accrued Benefit shall be determined as of the Top-Heavy Determination Date, on the assumption that the Participant terminated his employment as of such date, utilizing the 1971 Group Annuity Table for Males at five percent (5%) interest. Such assumptions shall be used for all plans being aggregated for Top-Heavy determinations. The present value of a Participant’s Accrued Benefit shall also include the actuarial present value as of the Top-Heavy Determination Date of all distributions made to such Participant (or his Beneficiary) during the Key Employee Test Period.

          (f) For purposes of this Section 2.36, account balances shall include (i) all contributions which the Employer the Company or any Related Company has paid or is legally obligated to pay to any employee plan as of the Top-Heavy Determination Date (including contributions made thereafter if they are allocated as of the Top-Heavy Determination Date) and all forfeitures allocated as of the Top-Heavy Determination Date, and (ii) all distributions made to a Participant or his Beneficiary during the five year period ending on the Top-Heavy Determination Date (or, in the case of a defined benefit plan, the actuarial present value as of the Top-Heavy Determination Date of such distributions). Effective January 1, 2002, distributions made more than twelve months prior to the Top-Heavy Determination Date shall be included only if made for a reason other than death, retirement, or termination of employment. For purposes of this Section 2.36, account balances shall also include amounts which are attributable to contributions made by the Participants (other than deductible voluntary contributions under Section 219 of the Code) but shall not include any rollover (as defined in Section 402(a)(5) of the Code) or a direct transfer from the trust of any employee plan qualified under Section 401(a) of the Code if such plan is not maintained by the Employer, the Company or any Related Company and such rollover or transfer is made at the request of the Participant.

          (g) Anything to the contrary notwithstanding, if a Participant or former Participant has not been an Employee at any time during the Key Employee Test Period, his accrued benefit (in the case of a defined benefit plan) or his account balance (in the case of a defined contribution plan) shall not be taken into consideration in the determination of whether the Plan Year is a Top-Heavy Year.

          (h) The purpose of this Section 2.36 is to conform to the definition of “top-heavy plan” set forth in Section 416(g) of the Code, which is incorporated herein by reference, and to the extent that this Section 2.36 shall be inconsistent with Section 416(g) of the Code, either by causing any Plan Year during which the Plan would be classified as a “top-heavy plan” not to be a Top-Heavy Year or by causing any Plan Year during which it would not be classified as a “top-heavy plan” to be a Top-Heavy Year, the provisions of Section 416(g) of the Code shall govern and control.

          2.37 Transfer. An Employee’s transfer of employment between the Employer, the Company and any Related Company, or an Employee’s transfer between an employment position covered by the Plan and an employment position not covered by the Plan, without a termination of the Employee’s period of Continuous Employment.

          2.38 Trust Fund. All assets of the Plan held by the Trustee from time to time in accordance with the provisions of the Champion Laboratories and Luber-Finer Pension Trust, as amended from time to time.

          2.39 Trustee. The corporation which shall from time to time be appointed by the Employer to administer the Trust Fund. As of the Effective Date, the Trustee is the First Pennsylvania Bank, N.A.

          2.40 Year of Service. Any twelve (12) month computation period (as defined below) during which an Employee has completed an aggregate of at least one thousand (1,000) Hours of Service with the Employer, the Company or any Related Company. The initial twelve (12) month computation period shall begin on the Employee’s employment or re-employment commencement date. If the Employee fails to complete an aggregate of at least one thousand (1,000) Hours of Service with the Employer, the Company or any Related Company during the initial twelve (12) month computation period, the second twelve (12) month computation period shall consist of the Plan Year which includes the first anniversary of the Employee’s employment or re-employment commencement date, and succeeding twelve (12) month computation periods shall also be based on the Plan Year.

ARTICLE III

Participation

          3.1  Eligibility to Participate.

          (a) Except as provided below, each Employee (other than Leased Employees) shall be eligible to participate in the Plan, provided that he (i) is employed by the Employer, (ii) has completed at least one Year of Service (iii) has attained at least the age of twenty-one (21) years, (iv) is not covered under any other defined benefit pension plan to which the Employer makes contributions, and (v) is not a member of a collective bargaining unit in which retirement benefits were the subject of good faith bargaining between the Employer and one or more employee representatives.

          (b) Each Employee who participated in the 1989 Plan in accordance with the provisions thereof in effect prior to the Effective Date shall continue as a Participant in the Plan. Each other Employee who satisfies the eligibility requirements of paragraph (a) shall become a Participant on the later of the Effective Date or the Entry Date coincident with or immediately following the date on which he satisfies such eligibility requirements, provided that he is still employed by the Employer on such date.

          (c) A person who is retained to provide services to the Employer as an independent contractor, or as the employee of an unaffiliated third party (whether or not a Leased Employee), and who is consistently so treated by the Employer, shall not be eligible to participate herein even if he is subsequently determined to be a common law employee of the Employer for tax or any other legal purpose, but if such person is subsequently hired as an Employee eligible to participate in the Plan, the period of time during which he is determined to have been a common law employee shall be included in his service to same extent as for any other Employee.

          3.2  Duration of Participation.

          An Employee shall remain a Participant until such time as he incurs a Break in Service consisting of one Plan Year, at which time his participation in the Plan shall cease, unless he has met the requirements for a Pension as set forth in Article V at such time.

          3.3  Participation Upon Re-Employment.

          (a) Each Participant who terminates his employment and is re-employed after incurring a Break in Service consisting of one Plan Year shall again become a Participant on the Entry Date coincident with or immediately following the date on which he completes one Year of Service following such re-employment; provided, however, that if either (i) such Participant was entitled to a Deferred Vested Pension under either Section 5.4 or Section 5.5 when he terminated his employment, or (ii) the number of Plan Years in such Break in Service is fewer than the greater of either (A) the number of years of Continuous Employment completed by the Participant prior to such Break in Service, or (B) five (5), then his participation in the Plan shall be retroactive to his date of re-employment.

          (b) Each Employee or each Participant who terminates his employment and is re-employed prior to incurring a Break in Service shall be treated, for purposes of eligibility to participate in the Plan, as though he never terminated his employment.

ARTICLE IV

Continuous Employment

          4.1  Determination of Continuous Employment.

          (a) A Participant’s eligibility for benefits and the amount of benefits payable to or on his behalf shall be determined by his period of Continuous Employment.

          (b) Subject to the provisions of Sections 4.2 and 4.3, a Participant shall receive credit under the Plan for one year of Continuous Employment for each Plan Year during which he has completed an aggregate of at least one thousand (1,000) Hours of Service with the Employer, the Company or any Related Company; provided however;

(i) that, a Participant’s period of Continuous Employment prior to January 1, 1976 shall not be less than his continuous service as determined in accordance with the provisions of the Chalab Plan; and

(ii) that a Participant’s period of employment with the Company prior to January 1, 1976 which would have been disregarded in accordance with the break in employment provisions of the Chalab Plan shall not be considered to be Continuous Employment under the Plan.

          (c) A Participant shall also receive credit, to the extent determined by the Board, for years of Continuous Employment for any period of employment with a predecessor employer’s business prior to its acquisition (or prior to the acquisition of certain assets of such business) by the Employer if the operations thereof become a part of the Employer.

          4.2  Break in Service. A Participant’s entire period of Continuous Employment (as determined under Section 4.1) shall be taken into consideration under the Plan, except that:

          (a) If a Participant incurs a Break in Service, his period of Continuous Employment before such Break shall be disregarded until he has completed one year of Continuous Employment following his re-employment by the Employer, the Company or any Related Company, at which time his pre-break period of Continuous Employment shall be credited under the Plan, retroactive to his date of re-employment.

          (b) If a Participant who is not entitled to a Deferred Vested Pension under either Section 5.4 or Section 5.5 incurs a Break in Service, his period of Continuous Employment before such Break shall be disregarded if the number of the Plan Years in such Break in Service after December 31, 1975 equals or exceeds five (5) years.

          4.3  Transfers.

          (a) A Transfer shall not affect the continuity of a Participant’s period of Continuous Employment for purposes of his eligibility for benefits under the Plan.

          (b) In the event of a Transfer, the amount of the benefit payable to a Participant under the Plan shall be computed as follows:

(i) If a Participant is transferred to an employment position which would not make him eligible for benefits under the Plan, he shall have his Accrued Benefit under the Plan based solely on his years of Continuous Employment and his Compensation prior to the date of Transfer; and

(ii) If an Employee is transferred to an employment position which would make him eligible to participate in the Plan, he shall have his Accrued Benefit under the Plan be based solely on his years of Continuous Employment and Compensation from and after the date of Transfer.

          4.4 Benefits Related to Military Service. Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Section 414(u) of the Code.

ARTICLE V

Requirements for Pensions

          5.1  Normal Retirement. A Participant shall be eligible for a Normal Retirement Pension if his employment is terminated on or after his Normal Retirement Age. Payment of a Normal Retirement Pension shall commence as of the first day of the month coincident with or immediately following the Participant’s Retirement. A Participant’s right to his Normal Retirement Pension shall be non-forfeitable on attainment of his Normal Retirement Age.

          5.2  Early Retirement. A Participant shall be eligible for an Early Retirement Pension if his employment is terminated on or after his fifty-fifth (55th) birthday. Payment of an Early Retirement Pension shall commence as of the Participant’s Normal Retirement Date. However, if a Participant requests the Committee to authorize the commencement of his Early Retirement Pension as of the first day of the month coincident with or immediately following his Retirement, or as of the first day of any subsequent month which precedes his Normal Retirement Date his Pension shall commence as of the first day of the month so requested, but the amount thereof shall be reduced as provided in Section 6.3.

          5.3  Disability Retirement.

          (a) A Participant shall be eligible for a Disability Retirement Pension if his employment is terminated by reason of Disability. Payment of a Disability Retirement Pension shall commence as of the first day of the first month coincident with or immediately following the first to occur of (i) the expiration of a period of twenty-six (26) consecutive weeks following the Participant’s Disability or (ii) the Participant’s Normal Retirement Date.

          (b) Anything to the contrary notwithstanding, a Participant shall not be entitled to a Disability Retirement Pension if his Disability is the result of injury or disease sustained at any time while engaged in military service in the armed forces of any country for which a service-connected veteran’s disability benefit is payable.

          (c) The Employer, before approving the payment of any Disability Retirement Pension, shall require reasonable proof of the Participant’s Disability; and at any time during such Retirement prior to his Normal Retirement Age when requested by the Employer (but not more often than semi-annually) the Participant’s Disability and his eligibility for a Disability Retirement Pension may be verified by medical examination. If at any time prior to the Participant’s Normal Retirement Age the Employer determines that the Participant is no longer disabled, or if the Participant refuses to submit to a medical examination, or if the Participant shall engage in substantially gainful employment or shall be sufficiently recovered to engage in substantially gainful employment (except for the purpose of rehabilitation, as determined by the Employer), his Disability Retirement Pension shall be discontinued.

          5.4  Deferred Vested Pension. A Participant shall be eligible for a Deferred Vested Pension if his employment is terminated for any reason before his death after he has completed at least five (5) years of Continuous Employment. Payment of a Participant’s Deferred

Vested Pension shall commence as of his Normal Retirement Date. However, if a Participant requests the Committee to authorize the commencement of his Deferred Vested Pension as of the first day of any month after his attainment of age fifty-five (55) and prior to his Normal Retirement Date, his Pension shall commence as of the first day of the month so requested, but the amount thereof shall be reduced as provided in Section 6.5.

          5.5  Deferred Vested Pension in Top-Heavy Years. A Participant shall be eligible for a Deferred Vested Pension under Section 5.4 if his employment is terminated for any reason before his death and he had completed at least three (3) years of Continuous Employment during or prior to any Top Heavy Year.

          5.6  Vesting Following Plan Amendment. In the event that any amendment is adopted to the Plan which affects, directly or indirectly, the computation of the vested percentage of the Participants’ Accrued Benefits:

          (a) The vested percentage of the Accrued Benefit of each Participant shall not, as a result of such amendment, be less than it would have been had the Participant terminated his employment on the day immediately preceding the day such amendment was adopted (or, if earlier, the effective date of such amendment); and

          (b) The vested percentage of the Accrued Benefit of a Participant who, on the day the amendment is adopted (or, if earlier, the effective date of such amendment), had completed at least three (3) years of Continuous Employment shall thereafter be equal to the greater of the amount determined under the Plan as so amended or the amount determined under the Plan without regard to such amendment.

ARTICLE VI

Amount of Pensions

          6.1  Benefits Generally. Subject to the limitations hereinafter set forth in this Article VI, each Participant who retires on or after he has fulfilled the requirements for a Pension as set forth in Article V shall be entitled to the Pension determined in accordance with the provisions of this Article VI.

          6.2  Normal Retirement Pension.

          (a) The monthly amount of a Participant’s Normal Retirement Pension payable on a single-life basis shall be equal to one-twelfth (1/12) of the sum of the following amounts:

(1) One percent (1%) of his Compensation for calendar year 1971 or his average Compensation during his three (3) highest years of Compensation, whichever is lower; multiplied by his years of Continuous Employment prior to January 1, 1972 (if he participated in the Chalab Plan on January 1, 1972); provided, however, that such amount shall not be less than the benefit accrued as of December 31, 1971, under either the PYROIL Pension Plan or the Champion Laboratories, Inc. Pension Plan, as applicable; and

(2) One and one-half percent (1.5%) of his Compensation during each year of Continuous Employment on or after January 1, 1972; provided, however, that any year of Continuous Employment which was considered under subparagraph (1) above shall not be considered under this subparagraph (2).

          (b) Effective as of the date on which the assets of the Luber-Finer Incorporated Pension Trust are transferred to the Trustee, a Participant’s Pension shall be increased by the amount of his Pension, if any, remaining unpaid under the Luber-Finer Plan.

          (c) The Pension determined for a Participant who retires on or after his Normal Retirement Age shall not be less than the Pension that would have been payable to him had his Retirement occurred on his Normal Retirement Age.

          (d) If a Participant receives a distribution of his Accrued Benefit as a result of the termination of the Participant’s employment and the Participant is subsequently rehired, then the amount of the Pension to which the Participant (or his Beneficiary) shall be entitled upon his subsequent Retirement or death shall be determined by disregarding his years of Continuous Employment taken into account in determining the amount of such previous distribution, provided that if the amount of such distribution was less than the present value of the Participant’s Accrued Benefit at such time (as determined under Section 7.5, and disregarding the value of any subsidies for early retirement or survivorship benefits), such years of Continuous Employment shall not be disregarded, but any Pension to which the Participant (or his Beneficiary) subsequently becomes entitled shall be reduced by the Actuarial Equivalent of such distribution. If a Participant is not entitled to a Deferred Vested Pension when he incurs a termination of employment, he shall be deemed to have received a lump sum distribution of the entire vested portion of his Accrued

Benefit. If such a Participant is subsequently re-employed before incurring a Break in Service consisting of at least five Plan Years, he shall be deemed to have repaid such distribution and his years of Continuous Employment prior to such termination of employment shall be included in determining his Accrued Benefit.

          6.3 Early Retirement Pension. The monthly amount of a Participant’s Early Retirement Pension payable on a single-life basis commencing as of his Normal Retirement Date shall be equal to his Accrued Benefit at his Retirement. The monthly amount of the Pension shall be reduced by five-ninths of one percent (5/9%) for each month that such commencement precedes his Normal Retirement Date.

          6.4 Disability Retirement Pension. The monthly amount of a Participant’s Disability Retirement Pension payable on a single-life basis shall be equal to his Accrued Benefit at his Retirement.

          6.5 Deferred Vested Pension. The monthly amount of a Participant’s Deferred Vested Pension payable on a single-life basis commencing as of his Normal Retirement Date shall be equal to his Accrued Benefit at his Retirement (or, in the event that a Participant is eligible for a Deferred Vested Pension under Section 5.5, the vested percentage of his Accrued Benefit at his Retirement determined under Section 5.5). In the event that the Participant requests the payment of his Deferred Vested Pension prior to his Normal Retirement Date, the monthly amount of the Pension shall be reduced by five-ninths of one percent (5/9%) for each month that such commencement precedes his Normal Retirement Date.

          6.6 Benefits for Former Participants. Anything to the contrary notwithstanding, the Pension payable to a former Participant who participated in accordance with the provisions of a predecessor plan to the Champ Plan shall be equal to the Pension that was being provided to such former Participant under the Champ Plan on June 19, 1975.

          6.7 Maximum Pensions.

          (a) Anything to the contrary notwithstanding, the Projected Annual Benefit (as defined in subparagraph (f)(iii) below) payable with respect to a Participant for any Plan Year commencing on or after the Effective Date shall not exceed his Maximum Annual Benefit. A Participant’s Maximum Annual Benefit shall be an Annual Benefit (as defined in subparagraphs (f)(i) and (ii) below) equal to:

(i) The lesser of:

(A) One Hundred Twenty-Five Thousand Dollars ($125,000), increased to One Hundred Sixty Thousand Dollars ($160,000) effective January 1, 2002, adjusted as of January 1 of each Plan Year to take into account any cost-of- living adjustment (as determined pursuant to Section 415(d) of the Code) in effect as of January l of such Plan Year; or

(B) One hundred percent (100%) of the Participant’s average Section 415 Compensation (as defined in subparagraph (f)(iv) below) for the three (3) consecutive Plan Years during which he participated in the Plan in which he received the highest aggregate Section 415 Compensation.

(ii) In the event the Participant has fewer than ten (10) years of Continuous Employment or fewer than ten (10) years of participation in the Plan (as defined by Code Section 415(b)(5) and as modified by Code Section 415(b)(6)(D)), then

(A) the amount set forth at Section 6.7(a)(i)(A) shall be reduced by multiplying such amount by a fraction, the numerator of which shall be the number of years, or parts thereof, of participation in the Plan (but not less than one (1)), and the denominator of which shall be ten (10); and

(B) the amount set forth at Section 6.7(a)(i)(B) shall be reduced by multiplying such amount by a fraction the numerator of which shall be the number of years of Continuous Employment (but not less than one (1)), with the Employer the Company or any Related Company, and the denominator of which is ten (10).

          (b) If a Participant’s Annual Benefit commences before the Social Security Retirement Age (as that term is defined in paragraph (f)(iv), below), the determination of whether or not the limitation set forth at Section 6.7(a)(i)(A) has been exceeded shall be made in accordance with the regulations prescribed by the Secretary of the Treasury, by adjusting such benefit so that it is equivalent in value to a benefit commencing at the Social Security Retirement Age. Effective January 1, 2002, this paragraph (b) shall apply only if the Annual Benefit commences prior to age 62, and the limitation in Section 6.6(a)(i)(A) shall be adjusted to be equivalent to one beginning at age 62.

          (c) If a Participant’s Annual Benefit commences after the Social Security Retirement Age, the determination of whether or not the limitation set forth at Section 6.7(a)(i)(A) has been exceeded shall be made in accordance with regulations prescribed by the Secretary of the Treasury, by adjusting such benefit so that it is equivalent in value to a benefit commencing at the Social Security Retirement Age. Effective January 1, 2002, age 65 shall be substituted for the Social Security Retirement Age for purposes of this paragraph (c).

          (d) If a Participant who is covered under this Plan and under any Related Plan (as defined in subparagraph (f)(ii) below) is entitled to an aggregate Projected Annual Benefit under said plans in a Plan Year which exceeds his Maximum Annual Benefit, the aggregate Projected Annual Benefit shall be reduced to the extent necessary so that it shall not exceed his Maximum Annual Benefit. In order to effectuate said reduction among this Plan and the Related Plan(s), the Projected Annual Benefit under each such plan shall be prorated according to the ratio which the Projected Annual Benefit in the Plan Year under each such plan bears to the total Projected Annual Benefit in the Plan Year under this Plan and the Related Plans.

          (e) Notwithstanding the foregoing provisions of this Section 6.7, a benefit payable with respect to a Participant under the Plan shall not be deemed to exceed the limitations set forth in subparagraph (a)(1) if the total benefits payable with respect to such Participant under the Plan and under all Related Plans does not exceed Ten Thousand Dollars ($10,000) for the current Plan Year or for any prior Plan Year, provided that the Employer, the Company or any Related Company has never maintained a defined contribution plan (as defined in Section 414(i) of the Code) in which such Participant was an active participant. If a Participant has fewer than ten (10) years of Service with the Employer, the Company or any Related Company, then the Ten Thousand dollar ($10,000) amount referred to in the immediately preceding sentence shall be multiplied by a fraction, the numerator of which is an amount equal to the Participant’s number of years of Continuous Employment and the denominator of which is ten (10); provided, however, that the resulting product shall not be less than one-tenth (1/10th) of the amount determined under this Section 6.7(e).

          (f) For purposes of this Section 6.7:

(i) The term “Annual Benefit” means a Pension payable annually in the form of a single-life Pension or, if applicable, in the form of a Qualified Joint and Survivor Pension (as defined in Section 7.1). In the event that the Pension is payable in a form other than the foregoing, the Annual Benefit shall be based on the Actuarial Equivalent of a single-life Pension computed prior to January 1, 1995, on the basis of an interest rate of five percent (5%).

(ii) The term “Related Plan” means any other defined benefit plan (as defined in Section 414(j) of the Code) maintained by the Employer, the Company or any Related Company.

(iii) The term “Projected Annual Benefit” means the Participant’s Annual Benefit under the Plan provided by the Employer’s contributions on the assumptions that the Participant will continue employment until his Normal Retirement Age, that his Compensation will continue at the same rate as in effect for the current Plan Year and that all other relevant factors used to determine benefits under the Plan will remain constant as of the current Plan Year for all future Plan Years.

(iv) The term “Social Security Retirement Age” shall mean the age used as a retirement age for the Participant under Section 216(e) of the Social Security Act, as such section may be amended from time to time; provided, however that such section shall be applied (x) without regard to the age increase factor, and (y) as if the early retirement age under Section 216(e)(2) of the Social Security Act were sixty-two (62).

(v) The term “Section 415 Compensation” shall mean the Participant’s Top-Heavy Compensation, as defined in Section 2.24(g), but shall exclude elective contributions excluded from the Participant’s taxable income and shall include amounts paid by employers that are treated as Related Companies for purposes of this Section 6.7. Effective as of January 1, 1998, Section 415 Compensation shall also include elective deferrals as defined in Code Section 402(g)(3) and elective amounts not includible in the Participant’s gross income by reason of Code Sections 125 and 132(f)(4).

(vi) All actuarial adjustments to the limitations of this Section 6.7 shall be based upon an interest rate of five percent (5%) and the mortality table otherwise used in determining Actuarial Equivalents under the Plan, provided that effective January 1, 1995, the mortality table used shall be that specified in Section 7.5(a) and the interest rate for Pensions that are paid in accordance with Section 7.5 shall be that specified in Section 7.5(a).

          (g) The provisions of this Section 6.7 and Section 6.8 below are intended to comply with the provisions of Section 415 of the Code, as amended by Section 416 of the Code, so that the maximum benefits provided to a Participant shall be exactly equal to the maximum amounts allowed under the Code. If there is any inconsistency between this Section 6.7 or Section 6.8 and the provisions of Sections 415 and 416 of the Code, such inconsistency shall be resolved in such a way so as to give full effect to the provisions of the Code.

          6.8  Combined Plan Limitation.

          (a) Anything to the contrary notwithstanding, if during any Plan Year prior to January 1, 2000, a Participant also participates in a defined contribution plan (as defined in Section 414(i) of the Code) maintained by the Employer, the Company or any Related Company, the benefits otherwise payable under the Plan may be further reduced, to the extent necessary, as determined by the Committee in its sole discretion, to ensure that the sum of the defined benefit plan fraction (as defined in Section 415(e)(2) of the Code) and the defined contribution plan fraction (as defined in Section 415(e)(3) of the Code) do not exceed the combined plan limitations of Section 415 of the Code, as amended by Section 416 of the Code, in order to prevent the disqualification of the Plan under the Code.

          (b) In the event that a Participant also participates in a defined contribution plan as described in paragraph (a), the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year shall not exceed 1.0. For purposes of this Section 6.8, the defined benefit plan fraction for any Plan Year is a fraction, the numerator of which is the Participant’s projected annual benefit under the defined benefit plan (determined as of the close of its plan year) and the denominator of which is the lesser of: (i) the product of 1.25 multiplied by the maximum dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Plan Year, or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code for such Plan Year. The defined contribution plan fraction for any Plan Year is a fraction, the numerator of which is the sum of the annual additions to the Participant’s account under the defined contribution plan as of the close of the Plan Year and the denominator of which is the sum of the lesser of the following amounts determined for such Plan Year and each prior year of Continuous Employment (assuming, for this purpose, that Section 415(c) of the Code had been in effect during such prior years of Continuous Employment): (i) the product of 1.25 multiplied by the maximum dollar limitation in effect under Section 415(c)(1)(A) of the Code for such Plan Year (determined without regard to Section 415(c)(6) of the Code), or (ii) the product of

1.4 multiplied by the maximum amount which may be taken into account under Section 415(c)(1)(B) of the Code for such Plan Year.

          (c) Notwithstanding the foregoing, 1.0 shall be substituted for 1.25 wherever it appears in paragraph (b) for any Top-Heavy Year unless (i) such Plan Year would not be a Top-Heavy Year if “90%” were substituted for “60%” in Section 2.36, (ii) for such Plan Year the Plan and all other plans defined in Section 2.35(b)) meet the requirements of Section 416(c) of the Code, as modified by Section 416(h)(2)(A)(ii) of the Code.

          (d) For purposes of this Section 6.8, all defined benefit plans of the Employer, the Company or any Related Company, whether or not terminated, are to be treated as one defined benefit plan, and all defined contribution plans of the Employer, the Company or any Related Company, whether or not terminated, are to be treated as one defined contribution plan. If required to comply with this Section 6.8, the benefit of a Participant under this Plan and all defined benefit plans shall first be reduced in the manner provided in Section 6.7 before allocations are reduced under any defined contribution plan.

          6.9  Additional Restrictions.

          (a) In the event that the Plan terminates, the Pension paid to or on behalf of any Highly-Compensated Employee or former Employee treated as a Highly Compensated Employee shall be limited to a benefit that is non-discriminatory under Code Section 401(a)(4).

          (b) Except as provided in paragraph (c), the annual payments to any member of the Highly-Compensated Group (as defined in Section 6.9(d) shall be limited to an amount equal to the payments that would be made on behalf of the Participant under a single life annuity that is the Actuarial Equivalent of the sum of (i) the Participant’s Accrued Benefit plus (ii) the Participant’s other benefits (as defined in Section 6.9(d)), if any, under the Plan.

          (c) The limitations of Section 6.9(b) shall not apply if (i) after the payment of the benefits described in Section 6.9(d)(ii) below to such Participant, the value of the assets of the Plan equals or exceeds one hundred and ten percent (110%) of the value of the Plan’s current liabilities (as that term is defined in Code Section 412(l)(7)), or (ii) the value of the benefits described in Section 6.9(d)(ii) for such member of the Highly-Compensated Group is less than the greater of one percent (1%) of the value of the Plan’s current liabilities or $3,500 ($5,000 effective January 1, 1998).

          (d) For purposes of this Section 6.9,

(i) The term “Highly-Compensated Group” shall mean the group of individuals consisting of all Highly-Compensated Employees and former Employees who are treated as Highly-Compensated Employees pursuant to Section 2.21(d) other than those who were not among the top twenty-five (25) when ranked on the basis of Compensation in the current or any prior Plan Year; and,

(ii) the term “benefit” shall include loans in excess of the amounts set forth in Code Section 72(2)(A), any periodic income, any withdrawal values payable to a living Participant, and any death benefits not provided for by insurance on the Participant’s life.

          (e) The provisions of this Section 6.9 shall apply only to Plan Year commencing on or after January 1, 1994. For prior Plan Years, the provisions of Treasury Regulations Section 1.401-4(c) shall apply.

          6.10  Conditions Affecting Pensions.

          (a) Subject to the provisions of Section 7.7(c) and 7.8, no Pension payments shall be made to a Participant during a period of employment and, in the event that a retired Participant receiving Pension payments is re-employed or continues to be employed by the Employer after the attainment of his Normal Retirement Age in an employment position covered by the Plan, his Pension payments shall be suspended during his period of re-employment or continued employment.

          (b) Upon the subsequent termination of employment of a re-employed Participant, he shall be entitled to receive a Pension under the Plan in an amount equal to the sum of (i) his Accrued Benefit at his Retirement, based upon his years of Continuous Employment and his Compensation as of such date, plus (ii) his Accrued Benefit (if any) earned during his period of re-employment, based upon his years of Continuous Employment during such period and his Compensation (computed solely on the basis of his years of Continuous Employment during such period) as of his subsequent termination of employment.

          (c) Notwithstanding paragraphs (a) and (b), if payment of a Participant’s Pension is required to commence while he is still employed by reason of either Section 7.7(c) or 7.8, the amount of his Pension shall be increased as of the first month of each subsequent Plan Year to reflect any increase in his years of Continuous Employment and/or Compensation.

          6.11  Minimum Benefits in Top-Heavy Years. Anything else contained herein to the contrary notwithstanding, the Accrued Benefit of each Non-Key Employee shall not be less than the product of (a) two percent (2%) of the Non-Key Employee’s average monthly Top-Heavy Compensation during the consecutive five (5) year period in which he had the greatest aggregate Top-Heavy Compensation (excluding Top-Heavy Compensation received in any Plan Year that is not a Top-Heavy Year), multiplied by (b) the number of Top-Heavy Years (not exceeding ten (10)) during which the Non-Key Employee completed at least one thousand (1,000) Hours of Service, regardless of the Non-Key Employee’s level of Top-Heavy Compensation during such Top-Heavy Year, whether the Non-Key Employee makes any mandatory contribution during such Top-Heavy Year, and whether the Non-Key Employee is employed on any particular day during such Top-Heavy Year. If, in any Top-Heavy Year, the Non-Key Employee is also a participant in any other defined benefit plan maintained by the Employer or a Related Company, the minimum Accrued Benefit required under this Section 6.11 with respect to such Top-Heavy Year shall be reduced by the benefit accrued during such Top-Heavy Year under such other plan (other than a minimum benefit accrued only during a Top-Heavy Year). If such Non-Key Employee is also covered by a defined contribution plan, he shall nevertheless receive the minimum Accrued Benefit described herein. If in any Top-Heavy Year the provisions of Section 6.8(c) apply to any Participant, then (i) three percent (3%) shall be substituted for two percent (2%) for all Non-Key Employees for such Top-Heavy Year and (ii) twenty percent (20%) shall be increased (but not by more than ten (10) percentage points) by one percentage point for each Plan Year for which the Plan was Top-Heavy.

ARTICLE VII

Form and Payment of Pensions

          7.1 Payment of Pensions.

          (a) A Participant who is eligible for a Normal Retirement Pension under Section 5.1 or an Early Retirement Pension under Section 5.2 and who has a Spouse (as defined in paragraph (i) below) shall receive his Pension in the form of a Qualified Joint and Survivor Pension, unless the Participant elects otherwise in writing in accordance with the provisions of Section 7.4. The Participant’s Qualified Joint and Survivor Pension shall be paid in accordance with either subparagraph (i), (ii) or (iii) below, as elected by the Participant; provided, however, that if no such election is made by the Participant his Qualified Joint and Survivor Pension shall be paid in accordance with subparagraph (iii) below.

(i) One Hundred Percent (100%) Qualified Joint and Survivor Pension. A Participant shall receive a reduced Pension during his lifetime and, upon his death, one hundred percent (100%) of such reduced Pension shall be paid to the Participant’s Spouse, if surviving, for the remainder of her lifetime.

(ii) Sixty-Seven Percent (67%) Qualified Joint and Survivor Pension. A Participant shall receive a reduced Pension during his lifetime and, upon his death, sixty-seven percent (67%) of such reduced Pension shall be paid to the Participant’s Spouse, if surviving, for the remainder of her lifetime.

(iii) Fifty Percent (50%) Qualified Joint and Survivor Pension. A Participant shall receive a reduced Pension during his lifetime and, upon his death, fifty percent (50%) of such reduced Pension shall be paid to the Participant’s Spouse, if surviving, for the remainder of her lifetime.

          (b) A Participant who is eligible for a Disability Retirement Pension under Section 5.3 or a Deferred Vested Pension under either Section 5.4 or Section 5.5 and who has a Spouse (as defined in paragraph (i) below) shall receive his Pension in the form of a fifty percent (50%) Qualified Joint and Survivor Pension in accordance with subparagraph (a)(iii) above, unless the Participant elects otherwise in writing in accordance with the provisions of Section 7.4.

          (c) The last payment of a Qualified Joint and Survivor Pension shall be made as of the first day of the month in which the death of the survivor of the Participant and his Spouse occurs.

          (d) The reduced amount payable to the Participant under a Qualified Joint and Survivor Pension shall be determined by multiplying the amount of his Pension determined under the applicable provision of Article V by the applicable option factor set forth in Exhibit A.

          (e) In lieu of a Qualified Joint and Survivor Pension, a Participant may elect in writing, in accordance with the provisions of Section 7.4, to receive for life a Pension determined under the applicable provision of Article V.

          (f) A Participant who is eligible for a Pension under Article V may elect in writing, in accordance with the provisions of Section 7.4, to receive one of the optional forms of benefit described under Section 7.3.

          (g) If a Participant does not have a Spouse, he shall receive the Pension determined under the applicable provision of Article V, subject to his right, if any, to elect in writing, in accordance with the provisions of Section 7.4, to receive one of the optional forms of benefit described under Section 7.3. Such a Participant’s single-life Pension shall be deemed to be a Qualified Joint and Survivor Pension for purposes of all notice and election provisions of Section 7.4.

          (h) The last payment of any single-life Pension shall be made as of the first day of the month in which the death of the Participant occurs.

          (i) For purposes of this Article VII, a Participant’s Spouse shall be the person to whom he is married on his Benefit Commencement Date. To the extent provided in any Qualified Domestic Relations Order, and subject to the provisions of Section 8.7(b), a former spouse of the Participant shall be treated as the Participant’s Spouse on the Benefit Commencement Date, and the vested percentage of the Participant’s Accrued Benefit may be paid in accordance with such Qualified Domestic Relations Order at any time after the Participant is eligible to retire and begin receiving a Pension under any provision of Article V.

          7.2  Survivorship Benefits.

          (a) Upon the death of a Participant who is credited with at least one Hour of Service on or after January 1, 1976, who is eligible for a Pension under the applicable provision of Article V, and who dies prior to his Benefit Commencement Date, a fifty percent (50%) Qualified Pre-retirement Survivor Pension (as defined below) shall be payable to his Eligible Spouse (as defined in paragraph (d)).

          (b) The date upon which the payment of the fifty percent (50%) Qualified Pre-retirement Survivor Pension commences, and the amount of monthly payments to the Eligible Spouse, shall be determined as if the Participant had terminated his employment on the date of his death, survived to the earliest date upon which he would have been eligible to begin receiving a Pension under any of the provisions of Article V, retired with a fifty percent (50%) Qualified Joint and Survivor Pension on such date, and died on the following day. Payments to the Eligible Spouse shall continue until the first day of the month in which the death of the Eligible Spouse occurs.

          (c) Except as otherwise provided in this Section 7.2 (or as provided in the Amended Plan or the Luber-Finer Plan in the case of a Participant to whom this Section 7.2 does not apply), no death or survivor benefits shall be payable on behalf of a Participant who dies prior to his Benefit Commencement Date; provided, however, that anything to the contrary notwithstanding, the death benefit payable on behalf of a Former Participant who participated in a predecessor plan to the Champ Plan on December 31, 1971 and became a participant in the Chalab Plan on June 20, 1975, and whose death occurs prior to his Retirement, shall not be less than the value of the death benefits, if any, which would have been payable under such predecessor plan had his death occurred on January 1, 1972, assuming that the provisions of such predecessor plan (including the actuarial assumption’s used by the actuary) in effect on December 31, 1971 had remained in effect on January 2, 1972.

          (d) For purposes of this Section 7.2, a Participant’s Eligible Spouse shall be the person to whom he has been continuously married for one year on the date of his death. To the extent provided in any Qualified Domestic Relations Order, and subject to the provisions of Section 8.7(b), a former spouse of the Participant shall be treated as the Participant’s Eligible Spouse, provided that the Participant and his former spouse were married for at least one year.

          7.3  Optional Forms of Benefits.

          (a) In lieu of a Normal Retirement Pension under Section 5.1, an Early Retirement Pension under Section 5.2, or a Disability Retirement Pension under Section 5.3, a Participant may elect in writing, in accordance with the provisions of Section 7.4, to receive a Pension payable under one of the options described below:

(i) Contingent Annuitant Option. A Participant may elect to receive a reduced Pension payable during his lifetime, with the provision that if his contingent annuitant survives him, payment of the Pension in an amount equal to either one hundred percent (100%), sixty-seven percent (67%) or fifty (50%) of the Participant’s reduced Pension (as elected by the Participant) shall continue to the contingent annuitant after his death, with the last payment to be made as of the first day of the month in which the death of the contingent annuitant occurs.

(ii) Single-Life Option. A Participant may elect to receive a single-life Pension under which the last payment shall be made as of the first day of the month in which the death of the Participant occurs.

(iii) Period-Certain and Life Option. A Participant may elect to receive a reduced Pension payable until his death, and if the Participant’s death occurs prior to the commencement of benefits or within the ten (10) year period after payments commence, payment of the Pension shall be continued in the same amount to the Beneficiaries designated by the Participant for the balance of such ten (10) year period.

          (b) An option shall be elected in writing on a form approved by the Committee and shall be filed with the Committee during the period described in Section 7.4. The amount of the Pension payable under an option shall be determined by multiplying the Participant’s Pension under the applicable provision of Article V by the applicable option factor set forth in Exhibit A.

          (c) Anything else contained herein as to the contrary notwithstanding, (i) a Participant’s Pension shall be distributed in full beginning with his Benefit Commencement Date,

over the life of the Participant (or the lives of the Participant and his Beneficiary), or over a period not exceeding the life expectancy of the Participant (or the life expectancies of the Participant and his Beneficiary) in accordance with Section 401(a)(9)(A) of the Code and Treasury Regulations promulgated thereunder.

(i) The Pension of a Participant who dies before his entire Pension has been distributed shall, if distribution of such Participant’s Pension has begun in accordance with subparagraph (a)(i), be distributed in full at least as rapidly as under the method of distribution in effect at the date of his death, or, if distribution has not so begun, be distributed in full either by the end of the year that includes the fifth anniversary of the date of death or, commencing not later than the last day of the year that includes the first anniversary of the date of death (except as otherwise provided in Section 401(a)(9)(B)(iv) of the Code in the case of a surviving spouse), over the life of his Beneficiary (or a period not exceeding the life expectancy of his Beneficiary), all in accordance with Section 401(a)(9)(B) of the Code and Treasury Regulations promulgated thereunder.

(ii) The distribution of each Participant’s Pension shall comply with the “incidental death benefit rule” as set forth in Section 401(a)(9)(G) of the Code and Treasury Regulations Section 1.409(a)(9)-2.

(iii) The provisions of Section 401(a)(9) of the Code shall overrule any other provision of this Agreement, including specifically any distribution options contained herein.

          7.4  Election Procedures.

          (a) The Committee shall provide each Participant with a written explanation, in nontechnical language, of the Qualified Joint and Survivor Pension available under Section 7.1, and the optional forms of benefits available under Section 7.3. Such explanation shall include a general statement of the terms and conditions of such benefits, the circumstances under which the Qualified Joint and Survivor Pension shall automatically be provided, the Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Pension and the rights of the Participant’s spouse under paragraph (f) below, and shall inform the Participant that he has the right to receive a written explanation of the effect of any such election on his particular benefit, expressed in terms of dollars per monthly payment. Such written explanation shall also comply with any regulations promulgated under Section 417(a)(3)(A) of the Code, and any such regulations shall be deemed incorporated herein by reference.

          (b) The written explanation referred to in paragraph (a) shall be provided not less than 30 nor more than 90 days prior to the scheduled commencement of benefits, or within such other period as may be provided by any applicable provision of ERISA or the Code. A Participant may waive the requirement that the written explanation be provided 30 days prior to the commencement of his benefit and elect an early commencement date, but no waiver shall take effect until at least seven days after the written explanation is provided. If it is necessary to furnish the written explanation after payment of a Participant’s benefit has commenced, the Participant shall be given an election period consisting of the 30 days following the date on which the explanation is furnished and any change necessary to his form of benefit shall be made on a prospective basis.

          (c) A Participant may elect to not have his benefit paid in the form of a Qualified Joint and Survivor Pension, or may (if eligible) elect an optional form of benefit. Any such election shall be made in writing and shall clearly indicate that the Participant is electing to waive his right to receive his benefit in the form of a Qualified Joint and Survivor Pension and shall be delivered to the Committee during the election period described in paragraph (d). The Participant shall be entitled to make or change any such election at any time during the election period.

          (d) Any election and any revocation of any election made under this Section 7.4 may be made at any time or times during the ninety (90) day period ending on the Participant’s Benefit Commencement Date.

          (e) An election made pursuant to this Article VII or a revocation or cancellation of an election, or the exercise or revocation of a waiver hereunder before the Participant’s Benefit Commencement Date, shall be made without prejudice to the right of the Participant to make a new election. An election, revocation or cancellation of an election, or the exercise or revocation of a waiver, shall be made in writing on a form prescribed by the Committee shall comply with the requirements of paragraph (f), below, and shall be effective if submitted to the Committee prior to the Participant’s Benefit Commencement Date.

          (f) Anything to the contrary notwithstanding, any election made under this Section 7.4 shall be in accordance with rules established by the Committee. In the case of a Participant whose Benefit Commencement Date occurs after December 31, 1984, an election to receive any benefit other than a Qualified Joint and Survivor Pension shall be valid only if (i) such Participant’s waiver of his right to receive a Qualified Joint and Survivor Pension pursuant to paragraph (d) is consented to, in writing, by the person who is the Participant’s Spouse on the Benefit Commencement Date, and the spouse’s signature is witnessed either by a member of the Committee or other Plan representative designated by the Committee or by a notary public, or (ii) the Participant establishes, to the satisfaction of the Committee, that he is not married on the Benefit Commencement Date or that, if he is married, his Spouse’s consent cannot be obtained because his Spouse cannot be located, because he and his Spouse are legally separated, because he has been abandoned by his Spouse (and has a court order to such effect), or because of such other circumstances as may be specified in regulations promulgated under Section 417(a)(2)(8) of the Code. All elections made pursuant to this paragraph (f) may be revoked in writing by the Participant at any time prior to his Benefit Commencement Date, but any new election of an optional form of benefit shall require a new consent from the Participant’s Spouse unless the original consent specifically authorized the Participant to elect different forms of benefit without the Spouse’s further consent. A Spouse’s consent to an election shall be irrevocable. The Committee shall provide to each Participant, within the period of time set forth in paragraph (b), the written explanation of the information described in paragraph (a).

          (g) Anything else to the contrary notwithstanding, any Participant (i) who was credited with at least one Hour of Service on or after September 2, 1974, (ii) who would not, but for this paragraph (g), have the right to receive a fifty percent (50%) Qualified Joint and Survivor Annuity, (iii) who is alive on August 23, 1984 and (iv) whose Benefit Commencement Date is on or after August 23, 1984, shall have the right to elect to receive a fifty percent (50%) Qualified Joint and Survivor Annuity. The Committee shall send written notice of the provisions of this paragraph (g) to each Participant to whom it applies, and shall also send written notice of the provisions of Section 7.2 to each Participant whose employment was terminated prior to August 23, 1984, and to whom Section 7.2 applies.

          7.5  Small Pensions.

          (a) Notwithstanding anything herein to the contrary, if the present value of a Pension payable under the Plan is Three Thousand Five Hundred Dollars ($3,500) (Five Thousand Dollars ($5,000) effective January 1, 1998) or less, payment of such Pension shall be made in a lump sum. Payment of a lump sum pursuant to this Section 7.5 shall be made as soon as practicable following the date on which a Participant has incurred a termination of employment or, in the case of a payment to a Beneficiary, the Participant’s death. For distributions paid on or after January 1, 1995, the present value of a Pension shall be determined using the 1983 Group Annuity Mortality Table (Unisex) or such other mortality table as may be specified under Section 417(e)(3)(A) of the Code and an interest rate equal to the annual interest rate on 30-year Treasury securities as announced by the Board of Governors of the Federal Reserve System for the month that includes the first day of the Plan Year in which the distribution occurs. In the event that Regulations or other administrative guidance are issued under Section 417(e)(3)(A) of the Code providing that the interest rate to be used for valuing distributions during a Plan Year shall be determined on a date other than that set forth in the preceding sentence, the Committee may provide for the interest rate to be determined as of such date in accordance with such Regulations or other guidance.

          (b) Notwithstanding the foregoing, effective January 1, 1993, if the amount of the lump sum payment payable to a Participant, Alternate Payee (but only with respect to an Alternate Payee who is the spouse or former spouse of a Participant) or Eligible Spouse is at least Two Hundred Dollars ($200), the Participant, Alternate Payee or Eligible Spouse shall have the right to direct that such payment be transferred directly to an individual retirement plan or annuity (other than an endowment contract) qualified under Section 408 of the Code or, in the case of a payment to a Participant or Alternate Payee but not to an Eligible Spouse, a defined contribution plan qualified under Section 401 (a) of the Code or an annuity plan qualified under Section 403(a) of the Code that will accept the transfer, or any other plan that constitutes an “eligible retirement plan” as defined in Section 401(a)(31) of the Code. The Participant, Alternate Payee or Eligible Spouse may also direct that a portion of the payment be so transferred and that the balance be distributed in cash, provided that the portion transferred is at least Five Hundred Dollars ($500). Each Participant, Alternate Payee or Eligible Spouse who is eligible to receive a lump sum payment under this paragraph (b) shall receive a written explanation of his right to order a direct transfer of all or a portion of such payment, and the tax consequences thereof, not more than ninety (90) nor less than thirty (30) days before his Benefit Commencement Date, and no lump sum payment shall be made before thirty (30) days after such explanation is given, unless the Participant, Alternate Payee or Eligible Spouse waives such waiting period in accordance with regulations issued under Section 401(a)(31) of the Code. The provisions of this paragraph (b) shall not apply to any benefit payable to a Beneficiary other than an Eligible Spouse, and shall not apply to the portion of any distribution that is required under Section 401(a)(9) of the Code. The Committee may adopt administrative procedures to implement direct transfers, which may vary the time periods and minimum amounts set forth above, to the extent consistent with final Treasury Regulations issued under Section 401(a)(31) of the Code.

          7.6  Designation of Beneficiaries. A Participant who elects a form of benefit that provides for continued payments after his death shall designate a Beneficiary to receive such payments, and may change such designation prior to the Benefit Commencement Date in accordance with Section 7.4 (subject to the right of the Participant’s Spouse to consent to any change in accordance with Section 7.4(f) if the Spouse’s original consent did not specifically authorize the Participant to change Beneficiaries). In the case of a Qualified Joint and Survivor or Contingent Annuitant Pension, the Beneficiary designation shall become irrevocable on the Benefit Commencement Date (even if the Beneficiary is the Participant’s spouse and they later divorce), and no further benefits shall be payable after the death of the Participant and Beneficiary. In the case of a Period Certain Pension, the Participant may designate contingent or successive Beneficiaries, and may change Beneficiaries after the Benefit Commencement Date by the filing of a new designation with the Committee, without the necessity of obtaining the written consent of any Beneficiary. No designation of a Beneficiary or change thereof shall be effective until it has been received by the Committee. The Committee shall be entitled to rely upon the last designation filed by the Participant prior to his death. If the Participant and all designated Beneficiaries have died before all payments under a Period Certain Pension have been paid, the remaining payments shall be made to the estate of the last to die of the Participant and all Beneficiaries.

          7.7  Benefit Commencement Date.

          (a) The Benefit Commencement Date for each Participant shall be as set forth in the applicable provision of Article V, subject to the provisions of paragraphs (b), (c) and (d) below.

          (b) Except as provided in Section 7.5 above and paragraph (c) below, unless the Participant consents to a later commencement date, the Benefit Commencement Date shall be not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

(i) The Participant’s sixty-fifth (65th) birthday; or

(ii) The termination of the Participant’s employment with the Employer.

          (c) A Participant’s Benefit Commencement Date shall not be later than the April 1 of the calendar year following the calendar year in which such Participant attains the age of 70-1/2.

          7.8  Employment After Normal Retirement Age.

          (a) A Participant shall not receive a Pension for any calendar month, including the calendar month in which, or any calendar month following which, he satisfies the requirements for a Normal Retirement Pension under Section 5.1, if during any such calendar month he completes at least forty (40) Hours of Service.

          (b) Subject to Section 7.7(c), if a Participant who continues to be employed by the Employer after he satisfies the requirements for a Normal Retirement Pension completes less than forty (40) Hours of Service during any calendar month, such Participant shall be considered retired and shall receive his Pension under the Plan. Any employment by the Participant during any calendar month in which he receives Compensation for less than forty (40) Hours of Service shall not be considered as part of his period of Continuous Employment.

          (c) Upon the death of a Participant who continues his employment beyond the attainment of his Normal Retirement Age and who is not considered retired in accordance with the provisions of this Section 7.8, the provisions of Sections 7.2 or 7.3 (as applicable) shall be operative, and the Pension payable thereunder shall commence as of the first day of the month coincident with or immediately following the Participant’s death in the amount which would have been payable had the Participant retired on the day immediately preceding his death.

          (d) The Committee shall provide each Participant who either continues to be employed, or is re-employed, after attaining his Normal Retirement Age with a written notice, which shall satisfy the requirements of Department of Labor Regulations Section 2530.203-3, that his continued employment will result in the suspension of his Pension pursuant to this Section 7.8.

ARTICLE VIII

Application for Benefits, Claims Procedure
and General Provisions

          8.1     Advance Written Applications Required. An application for the commencement of a Pension must be made in writing on a form and in a manner prescribed by the Committee, and must be submitted to the Committee in care of the Personnel Department of the Employer by a Participant or Beneficiary, or authorized representative acting on his behalf (the “claimant”). A claimant’s benefits shall, subject to the applicable provision of Article V and the provisions of Section 7.7, commence:

          (a)     Except as provided in paragraph (b) below, on the first day of the month which follows his eligibility for a Pension and which is at least one month after the date on which he filed his application.

          (b)     If the day determined in paragraph (a) above is more than two (2) months after the close of the Plan Year in which he attained his Normal Retirement Age and more than two (2) months after the close of the Plan Year in which he was last employed by the Employer, the Company or any Related Company, his benefits shall commence on the first day of the third month after the close of such Plan Year.

Anything to the contrary notwithstanding, when the Employer terminates the employment of a Participant, the application requirement shall be waived when the effective date of such termination is less than thirty (30) days prior to the effective date of Retirement.

          8.2     Information Required. The claimant shall furnish the Committee with any information or proof requested by it and reasonably required to administer the Plan. The Committee shall be the sole judge of the standard of proof required in any case. No application shall be considered complete until such information or proof requested by the Committee is submitted.

          8.3     Denial of Benefits. In the event that any application for benefits is denied, in whole or in part, the Committee or the Plan Administrator shall notify the claimant in writing of such denial and of his right to a review by the Committee and shall set forth, in a manner calculated to be understood by the claimant, the specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect his application, an explanation of why such information is necessary, an explanation of the Plan’s review procedure and the method of appeal as set forth in Section 8.4 and, for claims filed on or after January 1, 2002, an explanation of the claimant’s right to bring an action under Section 502 of ERISA if the claim is denied after review, including the limitations on such actions under Section 8.4(b). Such notice shall be furnished not more than ninety (90) days after the claim is filed, unless special circumstances require an extension of such period for not more than an additional ninety (90) days and the applicant is notified of such extension by the end of the original 90 day period. Effective for claims filed on or after January 1,

2002, the extension notice shall explain the circumstances requiring the extension and the date by which a determination on the claim is expected to be made.

          8.4     Review Procedure.

          (a)     A claimant who has received notice that his application has been denied may, within sixty (60) days of receipt of such notice, secure review by written request addressed to the Committee in care of the Personnel Department of the Employer. In connection with such an appeal for a review, the claimant shall have the right to information available to the Committee which may be relevant to his appeal and may submit arguments or comments in writing. Effective January 1, 2002, the claimant shall be provided, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim, and the claimant may submit written comments, documents, records and other information relating to the claim to the Committee for consideration on review. The Committee shall render a decision as soon as possible and within sixty (60) days after the request for a review unless special circumstances, such as the need to hold a hearing, require an extension of up to an additional sixty (60) days; provided, however, that if the Committee (or a subcommittee designated to resolve such appeals) holds regularly scheduled meetings at least quarterly, the decision shall be made not later than the next meeting of the Committee or subcommittee held at least 30 days after the appeal is received or, if special circumstances require, the next meeting following such meeting. Effective for claims filed on or after January 1, 2002, if an extension is required, a written notice indicating the circumstances requiring the extension and the date by which a determination on the claim is expected to be made shall be provided to the claimant during the original 60-day period. The decision shall be by the full Committee, or by a subcommittee for the full Committee or any fiduciary named for that purpose by a standing resolution of the Committee delegating such review authority, and shall be submitted to the claimant in writing and shall include the specific reason or reasons for the decision and the specific references to the provisions of the Plan on which the decision is based, and such decision shall be final and binding on the claimant.

          (b)     In consideration of the benefits provided under this Plan, each Participant agrees, for himself, his Beneficiaries, and any other person claiming any benefit under the Plan through him, that he shall not commence or maintain any action, whether legal or equitable, in any court or before any agency, for any benefit under the Plan, unless the Participant or other claimant shall first have filed a claim in accordance with Sections 8.1 and 8.2 and requested review of the denial of his claim under paragraph (a) of this Section, and further agrees that in any event no such action shall be commenced more than one year after the date on which the notice of the Committee’s decision following review of the denial is delivered to him, or postmarked if the notice is mailed to him. For purposes of the preceding sentence, if the Committee or the Plan Administrator fails to respond to the claimant’s claim within the period described in Section 8.3, the claim shall be deemed denied, the claimant shall not be required to request review, and the one year period for commencing an action shall run from the end of the period specified in Section 8.3 (including any extension if notice of any extension was given). If the Committee fails to respond to the claimant’s request for review within the period described in paragraph (a), the request for review shall be deemed denied and the one year period for commencing an action shall run from the end of the period specified in paragraph (a) (including any extension if notice of any extension was given).

          8.5     Responsibility for Correctness of Address. Neither the Committee nor the Employer shall be required to determine, or to make an investigation to determine, the identity or mailing address of any Participant, and the Committee shall have discharged its obligation when it shall have sent checks and other papers by registered or certified mail to such Participant at such address as may be designated to it by such Participant or, if he makes no such designation, at his last address on the records of the Employer.

          8.6     Payments for Incompetents. In the case of incompetency, either mental or physical, of any Participant or Beneficiary, payments shall be made to the court-appointed guardian of such person who has satisfied the Committee that he or it is caring for said Participant or Beneficiary, and any such payments shall be a complete discharge of the liabilities under the Plan.

          8.7     Non-Alienation of Benefits.

          (a)     Except with respect to Federal income taxes and for payments pursuant to a Qualified Domestic Relations Order in accordance with paragraph (b), no benefit payable at any time under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment, charge, garnishment, levy or encumbrance of any kind, voluntary or involuntary, and any attempt to encumber such benefit in anyway whatsoever shall be void. No benefit shall be subject in any manner to the debts or liabilities of any person to whom the benefit is or shall be payable.

          (b)     Upon receiving any order, judgment or decree which may be a Qualified Domestic Relations Order, the Committee shall promptly notify the Participant involved and any Alternate Payee (as defined in Section 2.31) of the receipt of the order and of the Plan’s procedure for determining whether the order is a Qualified Domestic Relations Order, and shall proceed to determine whether the order is a Qualified Domestic Relations Order. During the period during which it is being determined whether such order is a Qualified Domestic Relations Order, any payments which would, under such order, be payable to an Alternate Payee, shall be placed in a separate account in the Trust. If, within eighteen (18) months after the day on which payments pursuant to such order would be required to begin, the Committee determines that such order is a Qualified Domestic Relations Order, the amount of such separate account, with any earnings thereon, shall be paid to the Alternate Payee as provided in such order. If the status of such order has not been established within such eighteen (18) month period, or if it is determined that the order is not a Qualified Domestic Relations Order, the amount of such separate account shall be paid to the Participant, or, if it would not otherwise have been payable currently, shall be restored to the Participant’s Accrued Benefit. Any determination made after the end of such eighteen (18) month period shall be applied prospectively only.

ARTICLE IX

Administrative Committee and Plan Administrator

          9.1     Appointment of Committee.

          (a)     The Board may appoint an administrative Committee consisting of not less than three (3) nor more than five (5) persons who shall serve at the pleasure of the Board. The Committee may appoint one of its members to act as its Chairman and one of its members to act as its Secretary and who shall keep minutes of the Committee’s proceedings. The Committee may act by a majority of its appointed members, and such action may be taken from time to time by a vote at a meeting or in writing without a meeting. The Committee may authorize any one of its members or its Secretary to execute any document on its behalf.

          (b)     In the event that the Board fails to appoint an Administrative Committee pursuant to Section 9.1(a) or in the event that the Board has terminated such appointment, and has failed to appoint a successor Administrative Committee, then until such time, if ever, as the Board appoints such an Administrative Committee, the Plan Administrator shall have the same powers and duties under the Plan as the Committee, and all references in this Plan to the Committee shall be deemed to refer to the Plan Administrator. In such event, the powers of the Committee may be exercised by the President of the Employer or such person as he may designate or, in the absence of such designation, by the officers and management employees of the Employer generally responsible for matters involving personnel and employee benefits. Such persons may also exercise any powers delegated herein to the Committee to the extent that they determine that such exercise is necessary for the management and administration of the Plan, subject to review by the Committee.

          9.2     Committee Actions. The Committee may adopt such by-laws, rules and regulations as it deems necessary, desirable or appropriate for the conduct of its affairs. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants and Beneficiaries in similar circumstances. When making a determination, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer or the Trustee, and shall have no duty or responsibility to verify such information.

          9.3     Resignation or Removal of Committee Member. (a) Any member of the Committee may resign from office at any time by notifying the Employer and the other members of the Committee in writing, at least ten (10) days in advance, of such resignation; provided, however, that such notice may, at the option of the parties, be waived.

          (b)     Any member of the Committee may be removed from office by the Employer at any time, with or without cause. Such removal shall be effectuated by the tendering to such member and the other members of the Committee of a written notice of removal, to take effect on the date specified therein; provided, however, that such notice may, at the option of the parties, be waived.

          (c)     Upon such resignation or removal of a member of the Committee, or upon his death, the Board shall promptly appoint a successor member of the Committee, and shall give prompt written notice thereof to the other members of the Committee. In the event of the failure of the Board to appoint such successor by the effective date of such resignation of removal, or within ten (10) days after such death, the remaining members of the Committee may appoint such successor.

          (d)     Each successor member of the Committee shall have all the powers, duties, responsibilities and obligations conferred by the Plan as if originally named to the Committee. No successor member of the Committee shall be personally liable for any act or failure to act of his predecessor or shall have any duty to review the actions of his predecessor.

          9.4     Powers and Duties of Committee. The Committee shall be the named fiduciary of the Plan under ERISA and, in such capacity, shall have the responsibility for, and the authority to manage the operation and administration of, the Plan. Benefits under the Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them. The Committee shall have all powers and duties which are reasonably necessary to carry out its responsibilities under the Plan, including but not limited to the power to:

          (a)     employ investment managers and advisors, accountants, legal counsel, consultants and actuaries and any other person or organization it feels necessary or proper to assist it in the performance of its duties under the Plan, and all reasonable expenses therefor shall be paid as provided in Section 10.6;

          (b)     administer and construe the Plan, and correct any defects or supply any omission or reconcile any inconsistency in such manner and to such extent as it shall deem expedient to carry out the purpose of the Plan; provided, however, that a member of the Committee shall not individually act on any matter relating to himself;

          (c)     communicate its decisions and directions to the Trustee, a Participant, the Employer or to any other person or organization who is to receive such decision or direction, which may be relied upon by its recipient as being the binding decision of the Committee;

          (d)     allocate or delegate, among the members of the Committee or to any other person, any fiduciary responsibility (other than trustee responsibilities) with respect to the Plan;

          (e)     determine the amount of and eligibility for benefits under the Plan; provided, however, that all such determinations shall be made on a uniform and nondiscriminatory basis; and

          (f)     establish rules, regulations and procedures for the administration of the Plan. To the extent consistent with applicable provisions of ERISA and the Code, such rules, regulations and procedures may alter any provision of the Plan that is administrative or procedural in nature (including any provision that specifies the time for performing any act), and any such rule, regulation or procedure shall be deemed incorporated into the Plan without the necessity of an amendment.

          All determinations and interpretations of the Plan by the Committee, and all rules, regulations, and procedures adopted by the Committee, which are consistent with the fiduciary requirements of ER1SA shall be final and binding on all Participants, Beneficiaries and other persons claiming any interest in the Plan.

          9.5     Discharge of Fiduciary Responsibilities. Each member of the Committee, and any other fiduciary under the Plan, shall discharge his duties and responsibilities with respect to the Plan:

          (a)     solely in the interest of the Participants and Beneficiaries, for the exclusive purpose of providing benefits to the Participants and Beneficiaries and defraying reasonable expenses of administering the Plan;

          (b)      with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

          (c)     by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so; and

          (d)      in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the applicable provisions of ERISA.

          9.6     Records Required. To put into effect the purposes of the Plan, the Committee shall cause to be maintained by the Employer a record of the Compensation applicable to each Participant, the Beneficiaries designated by each Participant, the Participant’s years of Continuous Employment, and such other records as may be required for the efficient administration of the Plan.

          9.7     Indemnification. The Employer shall indemnify and save harmless the Committee, each member of the Committee, and any officer or employee of the Employer exercising any of the powers of the Plan Administrator from and against any and all loss resulting from any liability to which such person may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of the Plan, including all expenses reasonably incurred in their defense if the Employer fails to provide such defense. 9.8 Liability of Committee. The Employer shall reimburse the Committee for any bond or other security required by law. The Employer agrees, to the extent permitted by law, that it shall pay any insurance premium as directed by the Committee or (in default of a direction by the Committee) shall reimburse any member of the Committee for any insurance policy procured by the Committee (or a member) insuring any member of the Committee and any of its agents with respect to any liability which may be imposed by reason of any act of failure to act in carrying out the fiduciary obligations imposed upon any of them.

          9.8     Liability of Committee. The Employer shall reimburse the Committee for any bond or other security required by law. The Employer agrees, to the extent permitted by law, that it shall pay any insurance premium as directed by the Committee or (in default of a direction by the Committee) shall reimburse any member of the Committee for any insurance policy procured by the Committee (or a member) insuring any member of the Committee and any of its agents with respect to any liability which may be imposed by reason of any act of failure to act in carrying out the fiduciary obligations imposed upon any of them.

          9.9     Plan Administrator.

          (a)     The Employer, or such person as the Company shall designate pursuant to paragraph (b), shall serve as the Administrator of the Plan. The Administrator shall be the “plan administrator” as defined in Section 414(g) of the Code, and the “administrator” as defined in Section 3(16)(A) of ERISA. The Administrator shall have the duty to file such plan descriptions and annual reports as may be required by ERISA or similar legislation and shall be designated to accept service of legal process and any other notices for the Plan.

          (b)     The Company shall have the authority to appoint another corporation or one or more persons to serve as the Administrator hereunder, in which event such corporation or person (or persons) shall exercise all of the powers, duties, responsibilities and obligations of the Administrator hereunder.

ARTICLE X

Contributions and Funding

          10.1     General.

          (a)     The Trustee shall hold, invest and distribute the assets of the Trust Fund and shall serve at the pleasure of the Board. All contributions made by the Employer under the Plan shall be paid to the Trustee.

          (b)     All Employer contributions made under the Plan are expressly conditional upon the qualification of the Plan under Section 401 (a) of the Code and upon the deductibility of the contribution under Section 404 of the Code in the Plan Year for which such contribution is made and any amount which subsequently determined to be non-deductible in such Plan Year, or which is otherwise based on a good faith mistake of fact, shall be returned to the Employer in accordance with Section 13.l.

          10.2     Amount of Contributions. The Employer shall make contributions to the Trust Fund in such amounts and at such times as shall be determined by the Board in accordance with a funding method and policy to be established by the Employer which shall be consistent with the Plan’s objectives and in full compliance with the minimum funding requirements imposed under Title I of ERISA.

          10.3     Payment of Contributions. The Employer’s contribution shall be paid to the Trustee in cash.

          10.4     Time for Payment. Except to the extent that quarterly or more frequent contributions are required by Section 412 of the Code, all contributions made by the Employer shall be delivered to the Trustee not later than the earlier of (a) the date prescribed by law (including any extensions thereof) for the filing of the Employer’s federal income tax return for the Plan Year for which such contribution is made or (b) two and one-half (2-1/2) months after the end of the Plan Year, plus any extensions granted by the Internal Revenue Service under Section 412(c)(10) of the Code.

          10.5     Forfeitures. Amounts which are forfeited by a Participant because of termination of employment before becoming eligible for a Pension shall be used to reduce the Employer’s contribution to the Trust Fund as provided in Section 10.1, and shall not be applied to increase the benefits otherwise payable under the Plan to the remaining Participants.

          10.6     Payment of Benefits and Expenses. The Trust Fund shall be used to pay benefits as and to the extent provided in the Plan. The Employer shall not have any obligation to make or continue from its own funds any Pension or other payment provided for in the Plan. Unless the Employer pays the expenses of the Plan directly, they shall be paid from the Trust Fund.

          10.7     Participant Contributions. Participants are not required or permitted to make any contributions under the Plan.

ARTICLE XI

Employee Rights

          11.1     Benefits of Participants and Beneficiaries. Every Participant and Beneficiary receiving benefits under the Plan shall be entitled to receive, on a regular basis, a written account of his personal benefit status and of the relevant terms of the Plan which provides these benefits.

          11.2     Protection from Reprisal. No Participant or Beneficiary may be discharged, fined, suspended, expelled, disciplined, or otherwise discriminated against for exercising any right to which he is entitled or for cooperating with any inquiry or investigation under the provisions of the Plan or any governing law or regulations, including ERISA. No person shall, directly or indirectly, through the use or threatened use of fraud, force or violence, restrain, coerce or intimidate any Participant or Beneficiary for the purpose of interfering with or preventing the exercise of or enforcement of any right, remedy or claim to which he is entitled under the terms of the Plan or any governing law or regulations, including ERISA.

          11.3     Non-Guarantee of Employment. Participation in the Plan shall not grant any Participant the right to be retained in the service of the Employer nor form a part of any employment agreement nor grant any other rights or interest in the Plan assets other than those specifically set forth herein, nor shall it be construed as giving any Participant any equity or other interest in the assets, business or affairs of the Employer.

          11.4     Nonforfeitability of Benefits. Subject only to the specific provisions of the Plan, nothing shall be deemed to divest a Participant during his lifetime of his right to the nonforfeitable benefit to which he becomes entitled in accordance with the provisions of the Plan.

          11.5     No Decrease in Benefits. In the case of a Participant or Beneficiary who is receiving benefits under the Plan, or a Participant who is separated from service and who has nonforfeitable rights to benefits, such benefits shall not be decreased by reason of any increase in the benefit levels payable under Title II of the Social Security Act or any increase in the wage base under such Title II, if such increase takes place after the earlier of the date of first receipt of such benefits or the date of such separation.

ARTICLE XII

Amendment and Termination

          12.1     Permanency. Although it is the expectation of the Employer that the Plan and the payment of contributions hereunder shall be continued indefinitely, the continuance of the Plan is not assumed as a contractual obligation of the Employer. The Plan may be amended or terminated only as provided in this Article XII.

          12.2     Amendments.

          (a)     The Employer reserves the right to amend the Plan from time to time by action of the Board or any person to whom the Board may delegate such right, and to modify or cancel any such amendments. Any amendments shall be as set forth in an instrument in writing executed by the Employer.

          (b)     No amendment to this Plan shall:

(1) Cause any of the assets of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries, except as provided in Article XIII;

(2) Have any retroactive effect so as to deprive any Participant or Beneficiary of any benefit already accrued or, except to the extent permitted by Treasury Regulations issued pursuant to Section 411 (d)(6) of the Code, eliminate or reduce any early retirement benefit or retirement-type subsidy or eliminate any optional form of benefit with respect to a Participant’s Accrued Benefit.

(3) Create or effect any discrimination in favor of Participants who are highly compensated or who are officers of the Employer; or

(4) Affect the rights, responsibilities or duties of the Trustee without first obtaining the Trustee’s written consent thereto.

          12.3     Permanent Discontinuance of Contributions. The permanent discontinuance of contributions by the Employer shall not be deemed to be a complete or partial termination of the Plan or operate to accelerate any payments or distributions to or for the benefit of the Participants. The Trustee shall continue to administer the Trust in accordance with the provisions thereof.

          12.4     Termination. In accordance with the procedures set forth in this Article XII, the Employer may terminate the Plan at any time. In the event of the dissolution, merger, consolidation or reorganization of the Employer, the Plan shall terminate and the Trust Fund shall be liquidated unless the Plan is continued by a successor to the Employer, in which event provision may be made by the successor for continuing the Plan and, in that event, the successor shall be automatically substituted for the Employer under the Plan. In the event that the Employer is judicially declared to be bankrupt or insolvent, the Plan shall be terminated. Subject to the applicable requirements, if any, of ERISA governing the termination of employee pension benefit plans (as defined in ERISA), the Employer shall direct and require the Trustee to liquidate the Trust Fund, or the applicable portion thereof, in accordance with the provisions of this Article XII.

          12.5     Partial Termination. Upon termination of the Plan with respect to a group of Participants which constitutes a partial termination of the Plan the Employer shall cause the proportionate interest of the Participants affected by such partial termination to be determined. The determination of such proportionate interest shall be done in an equitable manner, considering the remaining Participants as well as the Participants affected by the termination, and on the basis of the contributions made by the Employer, the provisions of this Article XII and other appropriate considerations. After such proportionate interest has been determined, the Trustee shall allocate and segregate the assets of the Trust Fund according to such proportionate interest. Neither the Trustee nor the Committee shall have any responsibility with respect to the determination of any such proportionate interest. The assets of the Trust Fund so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with the provisions of Sections 12.6 and 12.7.

          12.6     Liquidation of Trust Fund. Upon the termination of the Plan, or upon the termination of employment by a group of Participants which constitutes a partial termination of the Plan, the Accrued Benefit of each Participant affected by the termination shall, as of the date of termination, become fully vested and nonforfeitable to the extent funded, but such Participants’ recourse toward satisfaction of the right thereto shall be limited to the assets of the Trust Fund or the portion thereof segregated in accordance with Section 12.5. The assets of the Trust Fund, or the portion thereof segregated in accordance with Section 12.5 above, shall be liquidated (after provision is made for the expenses of liquidation) and shall be allocated by the Committee among the affected Participants (and their Beneficiaries) in the following order of priority:

          (a)     First, in the case of benefits payable as a Pension:

(1) In the case of a Pension which was in pay status as of the beginning of the three (3) year period ending on the termination of the Plan, to each such Pension, based on the provisions of the Plan (as in effect during the five (5) year period ending on such date) under which such Pension would be the least; or

(2) In the case of a Pension which would have been in pay status as of the beginning of such three (3) year period if the Participant had retired prior to the beginning of the three (3) year period and if his Pension had commenced (in the standard form of a Pension under the Plan) as of the beginning of such period, to each such benefit based on the provisions of the Plan (as in effect during the five (5) year period ending on such date) under which the Pension would be the least.

(3) For purposes of this first priority, the lowest Pension in pay status during the three (3) year period shall be considered the Pension in pay status for such period.

          (b)     Second:

(1) To all other benefits (if any) of individuals under the Plan guaranteed under Title IV of ERISA (determined without regard to the limitation in the amount of monthly benefits computed by multiplying Seven Hundred Fifty Dollars ($750) by a fraction, the numerator of which is the contribution and benefit base pursuant to Section 230 of the Social Security Act at the time the Plan terminates and the denominator of which is such contribution and benefit base in effect in calendar year 1974); and

(2) To the additional benefits (if any) which would be determined under paragraph (a) above, if the restrictions on benefits with respect to a Participant who owns, directly on indirectly, more than ten percent (10%) in value of either the voting stock of the Employer did not apply.

          (c)     Third, to all other nonforfeitable benefits under the Plan.

          (d)     Fourth, to all other benefits under the Plan.

          12.7     Allocation Procedures. For purposes of Section 12.6 above:

          (a)     The amount allocated under any paragraph of Section 12.6 with respect to any benefit shall be properly adjusted for any allocation of assets with respect to that benefit under a prior paragraph of such Section 12.6.

          (b)     If the assets available for allocation under any paragraph of Section 12.6 (other than paragraphs (c) and (d)) are insufficient to satisfy in full the benefits of all individuals which are described in that paragraph, the assets shall be allocated pro rata among such individuals on the basis of the actuarial present value (as of the termination date) of the respective benefits described in that paragraph.

          (c)     This paragraph (c) applies if the assets available for allocation under Section 12.6(c) are not sufficient to satisfy in full the benefits of individuals described therein.

(1) If this subparagraph applies, except as provided in subparagraph (2) below, the assets shall be allocated to the benefits of individuals described in Section 12.6(c) on the basis of the benefits of individuals which would have been described in such Section 12.6(c) under the Plan as in effect at the beginning of the five (5) year period ending on the date of Plan termination.

(2) If the assets available for allocation under subparagraph (1) above are sufficient to satisfy in full the benefits described in such subparagraph (without regard to this subparagraph), then for purposes of subparagraph (1) the benefits of individuals described in such subparagraph shall be determined on the basis of the Plan as amended by the most recent Plan amendment effective during such five (5) year period under which the assets available for allocation are sufficient to satisfy in full the benefits of individuals described in subparagraph (1), and any assets remaining shall be allocated under subparagraph (1) on the basis of the Plan as amended by the next succeeding Plan amendment effective during such five (5) year period.

          (d)     If the Secretary of the Treasury (or his delegate) determines that any allocation made pursuant to this Section 12.7 (without regard to this paragraph) results in discrimination prohibited by Section 401(a)(4) of the Code, then, if required to prevent the disqualification of the Plan (or the Trust Fund) under the Code, the assets allocated under Sections 12.6(b)(2), 12.6(c) and 12.6(d) shall be reallocated to the extent necessary to avoid such discrimination.

          (e)     If the assets allocable pursuant to this Section 12.7 shall prove to be insufficient to provide the benefits specified for all members of a group within a particular level of priority specified therein, then the assets allocable to the members of that group within the particular priorities shall be allocated among members in that group in the following order:

(1) First, to provide benefits for Participants who have retired and to provide benefits to Beneficiaries of Participants who have died.

(2) Second, to provide benefits for all Participants who have attained their Normal Retirement Age but have not yet retired.

(3) Third, to provide benefits for all Participants not included above who would have qualified for an Early Retirement Pension on the date of the termination of the Plan.

(4) Fourth, to provide benefits for all other Participants.

          (f)      Except as may be otherwise required by the Pension Benefit Guaranty Corporation, Pensions payable to any Participant or Beneficiary described in Sections 12.6(a) and 12.6(b) above shall continue to be paid or shall become payable on the first day of the month following the allocation of Plan assets, and all other Pensions shall be payable on the Participant’s Normal Retirement Age.

          (g)     If, after a diligent search, the Committee is unable to locate any Participant or Beneficiary entitled to benefits under the Plan, an amount equal to the designated benefit, as defined in Section 4050 of ERISA, shall be transferred to the Pension Benefit Guaranty Corporation in accordance with said Section 4050, which shall fully discharge all liability of the Plan with respect to such Participant or Beneficiary.

          12.8     Distribution Procedures.

          (a)     The Plan’s actuary shall calculate the allocation of assets of the Trust Fund in accordance with the above priority categories and shall certify his calculations to the Employer, the Trustee and the Committee.

          (b)     The provisions of Section 12.6 and 12.7 are intended to comply with the provisions of ERISA. If there is any discrepancy between Sections 12.6 and 12.7 and the provisions of ERISA, such discrepancy shall be resolved in such a way as to comply with ERISA.

          (c)     Anything to the contrary notwithstanding, no liquidation of assets and payment of benefits (or provision therefor) shall actually be made by the Trustee until after it is advised by the Employer in writing that the applicable requirements, if any, of ERISA governing the termination of employee pension benefit plans have been, or are being complied with, or that appropriate authorizations, waivers, exemptions or variances have been, or are being, obtained.

          (d)     Effective as of the date established in regulations issued under Section 4050 of ERISA, if the Committee is unable after a diligent effort to locate any Participant entitled to receive benefits under the Plan, the Trustee shall transfer the applicable amount determined under Section 4050 of ERISA to the Pension Benefit Guaranty Corporation, which shall fully discharge all liability of the Plan with respect to such Participant.

          12.9     Residual Amounts. In no event shall the Employer receive any amounts from the Trust Fund upon termination of the Plan other than as permitted by Article XIII, except that, and notwithstanding any other provision of the Plan, the Employer shall receive such amounts, if any, as may remain after the satisfaction of all liabilities of the Plan and arising out of any variations between actual requirements and expected actuarial requirements.

          12.10     Merger, Consolidation or Transfer of Assets or Liabilities. In the case of a merger, consolidation or transfer of assets or liabilities to any other qualified employee plan, each Participant in the Plan shall (if the Plan had then terminated) receive a benefit immediately after such merger, consolidation or transfer of assets or liabilities which is equal to or greater than the benefit that the Participant would have been entitled to receive immediately before the merger, consolidation or transfer of assets or liabilities (if the Plan had then terminated).

          12.11     Withdrawal. Luber-Finer may withdraw from the Plan at any time provided that it has first given not less than ninety (90) days prior written notice to the Board. If, following such withdrawal, Luber-Finer establishes its own pension plan for its Employees such plan may assume the liability for the payment of the portion of all Pension’s attributable to Participants’ periods of Continuous Employment as Employees of Luber-Finer. In such event, the Trustee shall transfer to the trust established to fund such plan an amount equal to the balance in the Trust Fund multiplied by a fraction, the numerator of which is the Actuarial Equivalent of all Accrued Benefits so assumed and the denominator of which is the Actuarial Equivalent of all Accrued Benefits immediately prior to such transfer. Upon the completion of such transfer, no further payments shall be made to the Participants with respect to the Pensions so assumed, provided that the requirements of Section 12.10, and all other requirements at ERISA and the Code, are satisfied. If Luber-Finer does not establish a successor pension plan, such withdrawal shall constitute a partial termination with respect to the Participants employed by Luber-Finer, and the provisions of Section 12.5 shall apply.

ARTICLE XIII

No Reversion to Employer

          13.1     Trust Fund Recovery.

          (a)     Except as otherwise expressly provided herein, no part of the corpus or income of the Trust Fund shall revert to the Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries and payment of the expenses of the Plan and Trust.

          (b)     In the event that any portion of a contribution is made by the Employer to the Plan because of either a good faith mistake of fact or a good faith mistake in determining that such contribution is deductible in the Plan Year for which such contribution is made under Section 404 of the Code, the Trustee shall return to the Employer, upon written notice thereof, an amount equal to the portion of such contribution which would not have been made but for such mistake of fact, or which is determined to be non-deductible, as the case may be, subject to the following conditions and limitations. No amount shall be returned to the Employer pursuant to this paragraph (b) unless such amount is returned not later than one year after the date on which the contribution was made in the case of a contribution based on a mistake of fact was made, or the date on which the deduction is disallowed in case of a contribution mistakenly believed to be deductible. For purposes of the preceding sentence, a deduction shall be considered to be disallowed on either (i) the day on which the Employer voluntarily files an amended federal income tax return correcting the error; (ii) the day on which the Internal Revenue Service issues a statutory notice of deficiency, notice of final partnership or S corporation administrative adjustment, or other determination from which no further administrative appeal is possible, which notice is based in whole or part upon disallowance of such deduction, provided that, if applicable, no person files a timely petition for judicial review of such determination; or (iii) if such a petition for judicial review is filed, the day on which a final judgment is entered dismissing such petition or upholding the disallowance of such deduction from which judgment no further appeal is possible, or as to which the time for filing an appeal expires. The amount returned to the Employer shall not include any earnings attributable to the erroneous contribution, but shall be reduced by any losses attributable thereto.

ARTICLE XIV

Multiple Employers

          The Trust Fund may be commingled with other pension trust funds, in which case it shall be held and invested as a single fund except as otherwise provided in the Plan, but at all times the portion of the Trust Fund attributable to Participants employed by the Employer shall be ascertainable by the Committee. The adoption of this Plan by an Employer shall not create a joint venture or partnership relation between it and any other party thereto, nor shall such action ever be construed as having that effect. Any rights, duties, liabilities and obligations assumed hereunder by the Employer, or imposed upon it under or as a result of the terms and provisions hereof, shall relate to and only affect the Employer above.

ARTICLE XV

Miscellaneous

          15.1     Limitation of Liability. Neither the Employer nor any member of the Committee, nor any Trustee acting hereunder, shall be liable in any manner if the Trust Fund should be insufficient to provide for the payment of benefits called for by the Plan.

          15.2     Reference to Other Documents. Wherever in the Plan reference is made to Participants’ rights under the Plan, it shall be construed as reference to Participants’ rights also under any other instrument, trust agreement or insurance or annuity contract created or entered into to effect the purpose of the Plan.

          15.3     Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

          15.4     Severability. In the event that any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan, but such remaining provisions shall be fully severable and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted therein.

          15.5     Litigation. In any action or proceeding regarding the assets or administration of the Plan, Employees, former Employees, Participants, Beneficiaries or any other persons having or claiming to have an interest in the Plan shall not be necessary parties and shall not be entitled to any notice or process. Any final judgment which is not appealed or appealable and may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in this Plan. To the extent permitted by law, if a legal action is begun against the Company, the Employer, the Plan Administrator, the Committee, or the Trustee by or on behalf of any person and such action results adversely to such person or if a legal action arises because of conflicting claims to a Participant’s or other person’s benefits, the costs to the Company, the Employer, the Plan Administrator, the Committee, or the Trustee of defending the action will be charged to the amounts, if any, which were involved in the action or were payable to the Participant or other person concerned. To the extent permitted by applicable law, acceptance of participation in the Plan shall constitute a release of the Company, the Employer, the Plan Administrator, the Committee, and the Trustee and their respective agents from any and all liability and obligation not involving willful misconduct or gross neglect.

          15.6     Conformance with Code and ERISA. The Plan is intended to comply in all respects with the requirements of Section 401 (a) of the Code and Titles I and IV of ERISA, and shall be so construed. References to specific provisions of the Code or ERISA in certain provisions of the Plan shall not be construed to limit reference to other provisions of the Code or ERISA in construing other provisions of the Plan where such reference is consistent with the purpose of the Plan. If any provision of the Code or ERISA is amended, any reference in the Plan to such provision shall, if appropriate in the context and consistent with the purpose of the Plan, be deemed to refer to any successor to such provision.

          15.7     Adequacy of Evidence. Evidence that is required of anyone under this Plan shall be executed or presented by proper individuals or parties and may be in the form of certificates, affidavits, documents or other information which the person acting on such evidence considers pertinent and reliable.

          15.8     Waiver of Notice. Any notice under this Plan may be waived by the person entitled to notice.

          15.9     Successors. This Plan will be binding on the Company and Employer, and on all persons entitled to benefits hereunder, and their respective successor, heirs and legal representatives.

          15.10     Validity of Actions. Any action by any person purporting to act on behalf of the Company, the Employer, or any fiduciary pursuant to this Plan may be ratified by the person on whose behalf the action is taken, which shall have the same effect as if such action was originally authorized. Any action by the Company, the Employer or any fiduciary under the Plan, or by any person acting on behalf of the Company, the Employer or any fiduciary, which fails to comply with any procedural requirement of the Plan shall nevertheless be given effect to the extent equitable and consistent with the purposes of the Plan.

* * * * *

          IN WITNESS WHEREOF, each Employer has caused the Plan to be executed by its duly authorized corporate officers, on this 22nd day of February, 2002.

CHAMPION LABORATORIES, INC.

By:	/s/ Authorized Person

Its:	Vice President Human Resources

FOURTH AMENDED AND RESTATED
CHAMPION LABORATORIES
PENSION PLAN

EXHIBIT A

This Exhibit A, attached to and made of the Plan, states that the unisex option factors which are used under the Plan are as follow

1.	Qualified Joint and Survivor Pensions.

		Add for each full
		year spouse is
		older or subtract
	Factor for equal	for each full year
	ages	spouse is younger	Maximum Factor

Non-Disability Pensions:
100% continued	79%	.6%	96%
67% continued	85%	.5%	97%
50% continued	88%	.4%	99%
Disability Pensions:
100% continued	63.0%	.6%	80%
67% continued	72.0%	.5%	84%
50% continued	77.5%	.4%	88%

2.	Ten-Year-Certain and Life Pension.

		Add for
	Factor for	each full year	subtract for each
	age 65	under 65	full year over 65	Maximum Factor

Non-Disability Pensions:	91%	.6%	1.2%	99%
Disability Pensions:	78.5%	5%	—	85%